UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Berkshire Hills Bancorp, Inc.

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TRANSFORMATION

2021 PROXY STATEMENT & NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Berkshire Hills Bancorp

BETTER, STRONGER, FASTER

68% WOMEN IN WORKFORCE

53% WOMEN IN MANAGEMENT

80% EMPLOYEE VOLUNTEER PARTICIPATION

86,411 HELPED WITH FINANCIAL EDUCATION PROGRAMMING

You FIRST fund

$708MM IN PPP LOANS TO HELP OVER 5,000 CUSTOMERS

2020 FOUNDATION HIGHLIGHTS

$4 million

Foundation donated a record **$4 million** to more than 500 organizations in 2020

40%

40% increase in philanthropic funding from the prior year

$21 million

Over the past 10 years Berkshire's Foundation provided approximately **$21 million** to organizations and communities

BerkshireBank Foundation

April 9, 2021
Dear Berkshire Hills Bancorp Shareholder:

It is our pleasure to invite you to attend the 2021 Annual Meeting of Shareholders, which will be held virtually on Thursday, May 20, 2021 at 10:00 a.m. Eastern Time by visiting
www.virtualshareholdermeeting.com/BHLB2021, where you will be able to listen to the meeting live, submit questions and vote online. You will be asked to enter the 16-digit control number located on your proxy card.

CEO, Nitin J. Mhatre	Please see the Notice of Annual Meeting on the next page for more information about our meeting procedures.

We urge you to vote your proxy online, or by telephone, or by completing and returning a proxy card by mail as soon as possible, even if you plan to attend the Annual Meeting.

Your vote is important to us. Thank you for your attention to the enclosed materials, and for your continued support of our company.

Chairperson, J. Williar Dunlaevy

Nitin J. Mhatre, Chief Executive Officer

J. Williar Dunlaevy, Chairperson of the Board of Directors

Notice of Annual Meeting of Shareholders

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Notice of 2021 Annual Meeting of Shareholders of Berkshire Hills Bancorp, Inc.
When:	Where:	Record Date:
Thursday, May 20, 2021	Virtual Meeting	March 25, 2021
10:00 a.m.	www.virtualshareholdermeeting.com/BHLB2021
We are holding this meeting for the following purposes:
1.    To elect as directors the nominees named in the Proxy Statement each to serve a one-year term or until their successors are duly elected and qualified;
2.    To provide an advisory vote on executive compensation practices;
3.    To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2021; and
4.    To transact any other Company business that may properly come before the meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the proposed director nominees and “FOR” the proposals to be presented at the annual meeting.

Shareholders of record at the close of business on March 25, 2021 are entitled to vote at the meeting, either at the virtual annual meeting or by proxy. There are several ways to vote. You can vote your shares online, by telephone, by regular mail or at the virtual annual meeting.

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the instructions. The notice provided to you contains the necessary codes required to vote online. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided to you in the notice. Finally, you may vote at the virtual annual meeting, even if you have previously submitted a proxy.

Whatever method you choose, please vote in advance of the meeting to ensure that your shares will be voted as you direct.

Boston, Massachusetts
April 9, 2021
By order of the Board of Directors
Wm. Gordon Prescott
EVP, General Counsel and Corporate Secretary

Admission Procedures

The meeting is open to shareholders of Berkshire Hills Bancorp, Inc. To participate and vote your shares at the Annual Meeting, you will need the 16-Digit Control Number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy in advance to ensure your vote is counted if you decide not to attend the virtual meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021:
The Notice of Annual Meeting, 2021 Proxy Statement, 2020 Summary Annual Report, and 2020 Annual Report on SEC Form 10-K are each available at www.proxyvote.com or ir.berkshirebank.com

Table of Contents

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1    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Berkshire Hills Bancorp, Inc. Proxy Statement

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Proxy Summary

This summary gives you an overview of selected information in this year’s proxy. We encourage you to read the entire proxy statement carefully before voting. We have also provided you with the 2020 Summary Annual Report and the 2020 Annual Report on SEC Form 10-K.

Annual Meeting of Shareholders

Time and Date: 10:00 a.m. Eastern Time, Thursday, May 20, 2021

Place: Virtual meeting at www.virtualshareholdermeeting.com/BHLB2021
    The only way to attend the meeting or vote at the meeting is through the internet.

Record Date: Shareholders as of the close of business on March 25, 2021 are entitled to vote

We are providing this proxy statement to you in connection with the solicitation of proxies for the 2021 Annual Meeting of Shareholders and to transact any other business that may properly come before the meeting. In this proxy statement, we also refer to Berkshire Hills Bancorp, Inc. as “Berkshire” or the “Company”. We also refer to its subsidiary, Berkshire Bank, as the “Bank”. We are mailing a notice of the annual meeting to shareholders of record as of March 25, 2021, beginning on April 9, 2021.

Summary of Proposals for 2021

1 - Election of Directors. The Company’s Board of Directors is presenting thirteen (13) nominees for election as directors at our Annual Meeting. Two of our current directors are not standing for reelection. Two persons are being nominated for election to our Board to serve as directors for the first time. All other nominees currently serve as directors on our Board of Directors. In 2020, all director nominees received at least 95.7% of the votes cast regarding their nomination. Provided with this proposal is information about our directors, director nominees, corporate governance, and director compensation.

2 - Advisory Vote on Executive Compensation. This advisory vote is for the approval of the Company’s Named Executive Officer compensation as set forth within this proxy statement. Berkshire strives to promote shareholder value and sound risk management by aligning executive pay and company performance. The Compensation Discussion and Analysis (“CD&A”) explains the Board’s processes and decisions with respect to executive compensation. In 2020, 95.7% of the votes cast were in favor of the proposal “FOR” the advisory approval of our Executive Compensation. Provided with this proposal is the Compensation Discussion and Analysis, the Compensation Committee Report, and Summary Compensation and Other Tables.

3 - Ratification of Independent Registered Public Accounting Firm. This advisory vote ratifies the selection of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2021. Crowe has served in this capacity since fiscal year 2017. In 2020, 99.1% of the votes cast were in favor of the proposal for the appointment of Crowe.

2    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

2020 Executive Compensation Highlights

Our executive compensation decisions in 2020 were focused on responding to the changes to our business as a result of the global COVID-19 pandemic, and retaining and motivating our leadership team during the CEO transition process in the second half of the year.

Due to the challenges faced by the Company and the difficulty in forecasting the near-term business environment during the height of the pandemic, the Compensation Committee eliminated the opportunity for short-term incentives for the first half of the year. During the second half of the year, the Committee limited the annual incentive target for each NEO and formulated new incentive goals that were directional in nature (in recognition of the continued uncertainty in our operating environment) and focused on incentivizing qualitative progress in support of the Company’s transformation.

Additionally, due to the CEO transition and his appointment to the Acting CEO position in August 2020, Sean A. Gray’s salary was temporarily increased and his target annual incentive opportunity was adjusted to 65% of his salary. Separately, the Committee made adjustments to the long-term incentive awards granted to certain NEOs in early 2020 in recognition of the benefit of restructuring actions initiated in 2019, under which these executives assumed additional responsibilities.

These and other compensation decisions are described in greater detail below in our “Compensation Discussion and Analysis” section beginning on page 32.

2020 Company Performance

The COVID-19 pandemic had a significant impact on Berkshire’s business and financial results. Berkshire responded by adjusting its business model to manage pandemic-related impacts to operations, customers, and operating profitability. Throughout the pandemic, we maintained our commitment to the health, safety and resilience of employees while continuing to serve our customers, and communities. We developed several programs aimed at providing support to our employees during this unprecedented and challenging time, and we are proud that we did not make any programmatic reductions in staff or pay. We implemented loan payment modification programs in accordance with government guidelines, and the Bank originated $708 million in Paycheck Protection Program (“PPP”) loans to support employment in small businesses. COVID-sensitive commercial customers were identified and related borrowings were closely administered.

Due to the impact of the pandemic on our business valuation, the Company recorded non-cash charges to write-down the balance of goodwill and to provide for expected future loan losses resulting from the pandemic. As a result of these charges, the Company recorded a $533 million net loss in 2020, compared to net income of $97 million in the prior year. However, despite the challenges posed by the pandemic, 2020 included several notable accomplishments for the Company:

•Net cash provided by operating activities increased year-over-year to $228 million from $112 million.
•We acted decisively to preserve liquidity amidst changes to our financial results and ongoing uncertainties of the pandemic, temporarily suspending our stock repurchase program and reducing our quarterly cash dividend by 50% beginning with the dividend paid in the third quarter.
•We accelerated our electronic banking initiatives in response to expected ongoing changes in consumer behaviors, which we believe will drive operating margin expansion in the future.
•We announced an agreement to sell eight mid-Atlantic branch offices and continued to optimize our branch footprint.
•We completed our exit from our national mortgage business, including a sale of assets in the second quarter and a wind down of remaining operations by year-end.
•We curtailed originations in our Firestone and other specialized lending portfolios.
•We swiftly transitioned 86% of our non-branch personnel to be able to work from home safely and securely as the pandemic took hold and so-called “shutdown” orders went into effect across our operating footprint.
•We carefully and responsibly managed and adjusted the methods and hours of operation of our branch offices in order to remain open to serve our customers’ needs, while seeking to promote and maintain the health and safety of our customers, staff and communities.

3    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

Shareholder Engagement and Responsiveness

We have an active engagement program that reaches out to the governance and proxy voting teams of our largest institutional shareholders, to solicit their feedback and answer their questions. We had extensive dialogue with a number of these shareholders during the year. We also spoke with advisors and other knowledgeable third parties, obtaining valuable additional feedback on our governance, compensation, and strategy. Based on these ongoing discussions, in recent years we have made several enhancements to our governance programs, including:

●	Declassified Board of Directors; all director positions are up for election in 2021
●	Increased Board diversity and added cyber-security and additional financial expertise
●	In 2019, adopted new corporate guidelines implementing age and tenure limits to facilitate consistent Board refreshment
●	Added new relative performance measures related to total shareholder return (“TSR”) and changes in return on equity to the long-term incentive plan
●	Increased the three-year performance-based shares portion of long-term incentive compensation to 60% from 50%
●	Made changes to incentive performance metrics in the short-term incentive plan to better align these measures with shareholder interests
●	Increased the focus on long-term equity compensation
●	Created a new Board-level Corporate Responsibility and Culture Committee, strengthening the Board’s oversight of human capital management and diversity, equity and inclusion initiatives

Answering the Call

Our Approach to Environmental, Social, Governance (ESG) & Corporate Responsibility

Berkshire Bank is a purpose and values-driven community bank. We believe that everyone, from every neighborhood, should be able to bank with dignity. Environmental, Social, and Governance factors are central to our community bank mission, risk management practices, and competitive positioning. We provide an ecosystem of socially responsible financial solutions to meet our customers’ needs, engage with our communities to ensure equitable access and upward economic mobility. Our Be FIRST values of Belonging, Focusing, Inclusion, Respect, Service, and Teamwork guide us as we navigate our environment to improve performance and create maximum value for our stakeholders.

One-hundred and seventy-five years ago, Berkshire opened its doors to meet entrepreneurs' and working-class consumers’ financial needs. That heritage helped the Company as it navigated the impacts of the global COVID-19 pandemic, ensuring the health, safety, and economic resiliency of its stakeholders. Berkshire created the You FIRST employee assistance fund to help staff impacted by unexpected financial hardships, provided additional paid sick time, flexible work schedules for remote staff, and maintained full pay for those with reduced schedules as a result of the pandemic. Small businesses and consumers were helped with loan forbearances, government assistance programs, and we launched a fund to assist black and brown-owned businesses most impacted by the pandemic.

Berkshire continues to build on its Be FIRST Commitment, our roadmap for purpose-driven, socially responsible community banking. Our strong foundation of governance systems, including our Corporate Responsibility & Culture Committee of our Board of Directors, Diversity & Inclusion Employee Committee, Responsible & Sustainable Business Policy, and Social & Environmental Responsibility Risk Management practices, collectively integrate social, environmental, cultural, and reputational considerations through all aspects of the company.

4    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

We engage directly with our stakeholders and populate several communications channels with strategic content, including our Corporate Responsibility website, annual report, and proxy statement to highlight our commitment to disclosure, transparency, and socially responsible performance. Our annual Corporate Responsibility Report, which is aligned with Sustainability Accounting Standards Board (“SASB”) commercial bank disclosure topics, details the company's environmental, social, governance, and cultural programs as well as our progress on The Be FIRST Commitment. We’re proud to be recognized for our leadership and performance with local, regional, national, and international awards. Among these honors The North American Inspiring Workplaces Award, Communitas Award for Leadership in Corporate Social Responsibility, listing in the Bloomberg Gender-Equality Index, and achieving a perfect score in the Human Rights Campaign Corporate Equality Index.

2020 Corporate Responsibility Highlights:
2020 was filled with unprecedented events and challenges which sharply accelerated transitions in the banking industry and our communities. In response, Berkshire took action, adapted, and responded in meaningful ways to embrace our stakeholders and deliver tangible, unwavering support.

•Record Philanthropic Investments: As people and small businesses in neighborhoods across the Company's footprint struggled through the impacts of the COVID-19 pandemic, Berkshire's Foundation provided $4 million in grant funding to more than 500 organizations.
•Be FIRST Virtual Volunteer Day: Faced with the challenges of the global pandemic, Berkshire came together to celebrate and recognize its values of Service and Teamwork through Be FIRST Day, a re-imagination of its traditional volunteer day. More than 70% of employees contributed over 1,000 hours of service through a series of virtual volunteer events.
•Financial Wellness Microsite: Berkshire launched a new financial wellness microsite to provide tools, resources, and information to help people get on the path toward financial wellness. The multifaceted website provides information on banking, connects people with one-on-one financial coaching, provides educational information, and offers financial calculators to help individuals plan for a financially fit future.
•Reevx Labs Online: A new online hub created for local communities and the people who live and work in them, ReevxLabs.com offers resources and support for emerging entrepreneurs, artists, and small non-profit organizations. The Labs operate with a commitment to helping bank the underbanked with dignity.
•You FIRST Employee Assistance Fund: Berkshire Bank established its You FIRST Fund to help employees cope with unexpected financial hardships. The Fund provides approved applicants with up to $1,000 to help them recover more quickly from the impact of federally qualified, natural and other disasters as well as personal hardships.
•Diversity, Equity & Inclusion: As our nation faced the stark reality that systemic racism and inequities continue to exist throughout the country, Berkshire leaned into its existing programs and responded with focus and intentionality, launching a new comprehensive suite of diversity, equity, and inclusion employee and manager training. Berkshire also completed a pay equity analysis and enhanced its commitment to gender equity, highlighted by half of our Regional Presidents and nearly 50% of our executive management positions being held by women.
•Protected Leave for Gender-Based Violence Survivors: Through a collaboration with the non-profit FreeFrom, Berkshire enhanced existing protections for its employees experiencing gender-based violence by providing 15 days of paid leave a year to deal with the consequences of intimate partner violence, sexual assault, and human trafficking.
•Environmental & Social Governance Practices: The Company updated its Responsible & Sustainable Business Policy to incorporate new sections on fraud reporting, suspicious activity and conflict of interest. In addition, the Company enhanced its Social and Environmental Credit Risk practices by incorporating a new policy into the existing lending policies to more effectively mitigate the social and environmental risks associated with highly sensitive industries.
•A Low-Carbon Future: Berkshire is continuing to transition its electricity to renewable sources. The Company announced an agreement with NexAmp to subscribe to a community solar project in Massachusetts, increasing the percentage of its electricity supply procured from renewables, which stood at 61% as of year-end.

5    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

HUMAN CAPITAL MANAGEMENT
Berkshire’s people are the core of its ability to deliver on its strategic objectives, just as they have been for 175 years. The Company’s approach to human capital management is grounded in its Be FIRST values. It focuses on strong oversight, talent acquisition, development, engagement, retention, and offering a competitive benefits package. The Board of Directors has ultimate responsibility for the strategy of the Company. The Compensation Committee of the Board of Directors oversees executive compensation matters and the Corporate Responsibility & Culture committee oversees company culture, diversity, and employee engagement. The Company further enhanced this oversight in 2020 by appointing an experienced human resources leader to Executive Vice President Chief Human Resources & Culture Officer and creating a new Senior Vice President Chief Diversity Officer position.

Talent acquisition is the first step to ensuring Berkshire has employees with the right mix of skills and experiences. The Company leverages internship placements, affinity group relationships, and the use of experienced recruiters for key management and specialized positions. After hiring, employees’ undergo an onboarding journey including attending a virtual new hire orientation. Throughout an employees’ career Berkshire focus on development as the Company believes it’s a critical factor to long-term retention. In 2020, the Company launched a new mentoring program to pair high potential junior employees with senior staff to build on existing development opportunities. The Company reskilled and upskilled employees from across the bank to assist in government relief programs such as the SBA’s Paycheck Protection Program (“PPP") and for employees looking to expand their professional experience in the classroom, the Company offers an education assistance program.

Berkshire continually evaluates its strategies and looks at best practices to provide competitive pay and benefits packages. All of Berkshire’s benefits are available to married same-sex or different-sex couples as well as domestic partners. In 2020, the Company completed a salary survey to ensure pay and performance measures aligned with the markets it serves and a pay equity analysis to ensure that all employees, regardless of gender and ethnicity, in comparable roles are compensated equitably. Berkshire was listed in the Bloomberg Gender-Equality Index for the second consecutive year in recognition of its work and achieved a perfect score on the Human Rights Campaign Corporate Equality Index for the first time.

Berkshire employees' health, safety, and economic stability has and continues to be a priority as the Company continues to navigate the global COVID-19 pandemic. Berkshire suspended non-essential business travel and accelerated its ongoing Work from Home initiative to swiftly, safely and securely move 86% of non-branch staff to a fully remote environment. The Company provided protective equipment to front-line employees, including masks and gloves, and offered all additional paid sick time, paid quarantine/isolation leave, job protected personal leave, flexible work schedules for remote employees, premium pay for onsite employees and maintained full pay for employees with reduced schedules, as a result of the pandemic. Berkshire enhanced support through its Employee Assistance Program and launched the You FIRST Fund to help employees impacted by personal financial hardships. As a result of Berkshire’s collective actions, there were no bank related pandemic layoffs in 2020 and the Company instituted a special compensation program for employees assisting with government relief programs.

Human Capital*	Total Full Time Equivalent	1,505
	Voluntary Retention Rate	85%
*All metrics reported are as of or for the year-ended December 31, 2020.

6    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROXY STATEMENT | PROXY SUMMARY

DIVERSITY, EQUITY, AND INCLUSION
Berkshire’s journey to build a more diverse, equitable, and inclusive company is grounded in its Be FIRST values. The Company’s goal is to build a workplace that reflects its communities' unique diversity and creates wealth in underrepresented neighborhoods across its footprint. The Company focuses on its governance practices, employee education, talent acquisition & workplace culture, supplier diversity, and product and service offerings. A collection of governance practices serve as the foundation, ensuring the appropriate oversight. The Corporate Responsibility & Culture Committee of the Board of Directors has ultimate responsibility for Diversity, Equity, and Inclusion Program performance and ensuring Management creates a workplace culture consistent with its Be FIRST values. The Company’s Diversity & Inclusion Employee Committee, which reports up to the Corporate Responsibility & Culture Committee, focuses on the diversity and inclusion strategy. The committee consists of employees from throughout the business and works to develop and execute goals, strategies, and tactics and monitor progress.

The Company offers seven Employee Resource Groups each of whom play an integral role for employees and the culture of the company. Each Employee Resource Group provides a safe space for dialogue, education, and collective action on topics relevant to their mission. These groups continue to help the company facilitate important cultural shifts, update policies, host important cultural heritage events, and attend affinity group job fairs. In 2020, the Company rolled out a new suite of Diversity, Equity, and Inclusion trainings. In addition, it continues to develop deeper partnerships with colleges, affinity groups and non-profit organizations to expand its networks beyond those traditionally touched by the banking industry. The Company leverages internal expertise and experienced external recruitment professionals to ensure it receives candidate pools that reflect the rural and urban communities where it operates. In addition, the Company regularly reviews the gender and ethnic diversity of its workforce at the employee, manager and executive management level.

Diversity & Inclusion*	Percent of women in workforce	68%
	Percent of ethnic minorities in workforce	14%
	Percent disabled in workforce	2%
*All metrics reported are as of December 31, 2020.

Additional information on Berkshire’s Culture, Human Capital and Diversity, Equity & Inclusion practices can be found in the Company’s annual Corporate Responsibility Report at www.berkshirebank.com/csr, which details the company's environmental, social, governance, and cultural programs.

7    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Proposal 1: Election of Directors for a One-Year Term

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The Company’s Board of Directors has nominated and recommends a vote “FOR” each of the thirteen (13) nominees listed below for election as a director. Eleven of the nominees currently serve on the Company’s Board of Directors.

Background. The Company’s Board of Directors is presenting thirteen (13) nominees for election as directors at our Annual Meeting. Eleven of the nominees currently serve as directors on the Company Board of Directors. Each director elected at the meeting will serve for a one-year term until our 2022 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If a nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election. Director Cornelius D. Mahoney (age 75, 15 years of service) and Director D. Jeffrey Templeton (age 79, 15 years of service) are not standing for re-election. Deborah Bailey (age 68) and Michael (Misha) Zaitzeff (age 38) have been nominated to stand for election as new board members at this shareholder meeting.

Agreement with HoldCo Assessment Management. On March 7, 2021, the Company entered into a cooperation agreement (the “Cooperation Agreement”) with HoldCo Asset Management, LP (“HoldCo”), an investment adviser which owns approximately 3.3% of the Company’s outstanding shares. Pursuant to the Cooperation Agreement, the Company agreed that it would nominate 13 candidates for election as directors of the Company at the Company’s 2021 Annual Meeting of Shareholders, including Michael Zaitzeff, Co-Founder and Managing Member of VM II LLC, the general partner of HoldCo, and one new independent director. In connection with the Cooperation Agreement, the Company has chosen to nominate Deborah Bailey as the new independent director for a one-year term beginning on May 20, 2021. Pursuant to the Cooperation Agreement, Mr.Zaitzeff may select a replacement for his position, subject to the terms stated in the agreement.

The foregoing description is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 8, 2021.

Election. The affirmative vote of a plurality of the Company’s outstanding common stock present at the virtual annual meeting or by proxy at the Annual Meeting is required to elect the nominees for directors; provided, however, in the case of an uncontested election of directors, it is the Company’s policy that if a director is elected by a plurality but not a majority of the votes cast for such director, such director must submit his or her resignation to the Board of Directors, which will be subject to review by the Corporate Governance/Nominating Committee of the Board of Directors. The Corporate Governance/Nominating Committee will then make a recommendation to the Board of Directors as to whether to accept or reject the director’s resignation. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the nominees as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ITS DIRECTOR NOMINEES.

8    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

Information Regarding Directors and Director Nominees

2021 Nominees for Election to the Board of Directors

BAYE ADOFO-WILSON, CEO OF BAW DEVELOPMENT, LLC

Mr. Adofo-Wilson, Esq. is CEO of BAW Development, LLC, a national real estate development company concentrating on redevelopment and consulting services in diverse communities. He is also Of Counsel at Post Polak, PA focusing on redevelopment law and specializing in New Jersey’s urban transitioning communities and municipalities, He has over 20 years of experience in law and business development, with a focus on community development, including the position of Deputy Mayor/Director, Economic and Housing Development for the City of Newark, New Jersey.

Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Business Operations/Strategic	Regulated Industry
Age: 52	Planning	Corporate Responsibility/
Board Committees:	Financial Expertise/Literacy	Community Leader
Audit	Talent Management	Small Business Owner/Operator
Corporate	Real Estate	Legal Expertise
Governance/ Nominating
Corporate Responsibility
and Culture

DEBORAH P. BAILEY, GOVERNOR OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA)

Ms. Bailey is a Governor of the Financial Industry Regulatory Authority (FINRA). Previously she was Managing Director of the Financial Regulatory Practice at KPMG and Vice Chair and Managing Director of the Banking & Securities Regulatory Practice at Deloitte & Touche LLP. She previously was an officer of the Board of Governors of the Federal Reserve, rising to Deputy Director of Banking Supervision and Regulation where she was a direct report to Federal Reserve Chairman Ben Bernanke. She started her career at the Office of the Comptroller of the Currency, where she attained the position of Field Office Director for New York and New Jersey, managing the largest field office in the country, and where she headed a Task Force that led to restructuring of the regional field offices and creation of the Large Bank Supervision Program.

Independent	Qualifications, Skills, and Experience:
Years of Service: NA	Financial Expertise/Literacy	Risk Management
Age: 67	Business Operations and Strategic	Corporate Responsibility/
Board Committees:	Planning	Community Leader
To be determined	Talent Management	Regulated Industry

9    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

RHEO A. BROUILLARD, FORMER DIRECTOR, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF SI FINANCIAL GROUP, INC.

Mr. Brouillard is the former Director, President and Chief Executive Officer of SI Financial Group, Inc. before its merger with Berkshire in May 2019. Mr. Brouillard has more than 40 years of experience in the financial services industry holding key roles at multiple financial services institutions. He has been a staunch supporter of community development associations throughout his career and a champion for the communities he served in Southeast New England.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Public Company CEO	Risk Management
Age: 67	Public Company Board	Talent Management
Board Committees:	Financial Institution Executive	Regulated Industry
Compliance & Regulatory	Business Operations and Strategic	Corporate Responsibility/
Risk Management and Capital	Planning	Community Leader
Financial Expertise/Literacy

DAVID M. BRUNELLE, VICE CHAIRPERSON OF THE BOARD OF DIRECTORS OF BERKSHIRE HILLS BANCORP, INC., CO-FOUNDER AND MANAGING DIRECTOR OF NORTH POINTE WEALTH MANAGEMENT

Mr. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations. Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce’s audit and loan committees. He has also served as trustee or corporator for numerous non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass/Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

Independent	Qualifications, Skills, and Experience:
Years of Service: 3	Public Company Board	Talent Management
Age: 50	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning	Corporate Responsibility/
Audit (Chair)	Financial Expertise/Literacy	Community Leader
Corporate	Risk Management	Small Business Owner/Operator
Governance/Nominating	Wealth Management/Insurance

10    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

ROBERT M. CURLEY, CHAIRMAN OF THE NEW YORK REGION OF BERKSHIRE BANK

Mr. Curley is Chairman of the New York region of Berkshire Bank. He previously served as Chairman and President for Citizens Bank in New York from 2005 to 2009. Prior to joining Citizens, Mr. Curley served at Charter One Bank where he was President for New York and New England. During the period of 1976 to 1999, Mr. Curley was employed by KeyCorp, where he rose to the position of Vice Chairman of KeyBank N.A., and served as President and Chief Executive Officer of four subsidiary banks.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: 10	Financial Institution Executive	Talent Management
Age: 73	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning	Corporate Responsibility/
Risk Management & Capital	Financial Expertise/Literacy	Community Leader
Compliance & Regulatory	Risk Management	Public Company Board

JOHN B. DAVIES, AGENT EMERITUS WITH MASSACHUSETTS MUTUAL LIFE INSURANCE

Mr. Davies is a former Executive Vice President of Massachusetts Mutual Life Insurance and is currently an Agent Emeritus with Massachusetts Mutual, providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies currently serves on the Westfield State University Foundation Board. Mr. Davies is a former director of Woronoco Bancorp, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 15	Public Company Board	Regulated Industry
Age: 71	Financial Institution Executive	Wealth Management/Insurance
Board Committees:	Business Operations/Strategic	Talent Management
Compensation (Chair)	Planning	Corporate Responsibility/
Corporate	Financial Expertise/Literacy	Community Leader
Governance/Nominating

11    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

J. WILLIAR DUNLAEVY, CHAIRPERSON OF THE BOARD OF DIRECTORS OF BERKSHIRE HILLS BANCORP, INC.

Mr. Dunlaevy is the Chairperson of the Board of Directors of the Company. He previously served as Chief Executive Officer and Chairman of the Board of Legacy Bancorp, Inc. and Legacy Banks (collectively, “Legacy”). Mr. Dunlaevy served as the Chief Executive Officer and Chairman of the Board of Legacy from 1996 until their merger with Berkshire in 2011. A community leader, Mr. Dunlaevy currently serves as a director of the Berkshire Bank Foundation, and previously served as Chairman of the Berkshire Taconic Community Foundation. Mr. Dunlaevy has also been a director of the Depositors Insurance Fund, Massachusetts Bankers Association, and Savings Bank Life Insurance Company of Massachusetts (“SBLI”).

Independent	Qualifications, Skills, and Experience:
Years of Service: 9	Public Company CEO	Risk Management
Age: 74	Public Company Board	Talent Management
Board Committees:	Financial Institution Executive	Regulated Industry
Compensation	Business Operations/Strategic	Corporate Responsibility/
Corporate	Planning	Community Leader
Governance/Nominating (Chair)	Financial Expertise/Literacy

WILLIAM H. HUGHES III, FOUNDER AND PRESIDENT OF OPEN4 LEARNING

Mr. Hughes is the president and founder of Open4 Learning, an innovation company that launches and grows ed-tech startups. As a software executive, he is focused on new ventures, strategy, innovation, and product management, and he has decades of experience advising senior executives at industry-leading multinationals on corporate strategy and partnership in multiple industries, including education and financial services. He has played a leadership and advisory role in several mergers, acquisitions and new business ventures.

Independent	Qualifications, Skills, and Experience:
Years of Service: 2	Business Operations/Strategic	Talent Management
Age: 57	Planning	Regulated Industry
Board Committees:	Information Technology	Corporate Responsibility/
Compensation	Product Management	Community Leader
Risk Management and	Cybersecurity	Small Business Owner Operator
Capital (Chair)
Corporate Responsibility &
Culture

12    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

DR. SYLVIA MAXFIELD, DEAN OF THE PROVIDENCE COLLEGE SCHOOL OF BUSINESS

Dr. Maxfield is Dean of the Providence College School of Business and was previously Chairman of the Faculty and MBA Program Director at Simmons University in Boston. Additionally, she serves as voting member of the Rhode Island State Investment Commission, which oversees fund performance, including asset allocation and investment-related contracting. Maxfield also votes on shareholder proxy activity on behalf of the State. Previously, she has served on the boards of the Greater Providence Chamber of Commerce, Social Enterprise Greenhouse and the 21st Century Fund. Dr. Maxfield has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Business Operations/Strategic	Talent Management
Age: 62	Planning	Corporate Responsibility/
Board Committees:	Financial Expertise/Literacy	Community Leader
Audit	Marketing/PR
Risk Management and Capital

NITIN J. MHATRE, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY

Mr. Mhatre was appointed to the role of President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank in January 2021. He was also appointed as a Director of the Company and the Bank. Prior to joining the Company, Mr. Mhatre was Executive Vice President, Community Banking, at Webster Bank, where he led consumer and business banking businesses. Before joining Webster in 2009, Mr. Mhatre spent 13 years at Citi Group in various leadership roles across consumer-related businesses globally.

Non-Independent	Qualifications, Skills, and Experience:
Years of Service: <1	Public Company CEO	Risk Management
Age: 50	Public Company Board	Regulated Industry
	Financial Institution Executive	Corporate Responsibility/
	Business Operations/Strategic	Community Leader
	Planning	Talent Management
Financial Expertise/Literacy

13    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

LAURIE NORTON MOFFATT, DIRECTOR & CEO OF THE NORMAN ROCKWELL MUSEUM

Ms. Moffatt is the Director and Chief Executive Officer of the Norman Rockwell Museum, Stockbridge, Massachusetts. Since 1986, Ms. Moffatt has overseen the expansion of the museum’s facilities and the creation of a scholars’ research program. Her efforts resulted in the Museum receiving the National Humanities Medal, America’s highest humanities honor. Ms. Moffatt is also an active community leader. She is a founder of 1Berkshire and Berkshire Creative Economy Council and serves as a trustee of Berkshire Health Systems and a director of Berkshire Health Systems, Inc. and Berkshire Medical Center, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: 7	Business Operations/Strategic	Marketing/PR
Age: 64	Planning	Small Business Owner/Operator
Board Committees:	Financial Expertise/Literacy	Corporate Responsibility/
Corporate	Talent Management	Community Leader
Governance/ Nominating
Corporate Responsibility &
Culture (Chair)

JONATHAN I. SHULMAN, FORMER EVP AND TREASURER AT KEYCORP

Mr. Shulman was formerly Executive Vice President & Treasurer at KeyCorp, a publicly traded U.S. bank. Shulman possesses deep commercial banking experience that includes financial markets, governance, and balance sheet and risk management disciplines. He began his career with KeyCorp in 1989 and served in leadership roles in financial market strategy, asset liability management, wholesale funding and capital planning. Shulman has also held committee membership positions on KeyCorp’s Asset Liability Committee, Market Risk Committee, Model Risk Committee, and Funds Transfer Pricing Committee. Mr. Shulman has been designated by the Board of Directors as a financial expert under the rules of the Securities and Exchange Commission.

Independent	Qualifications, Skills, and Experience:
Years of Service: 1	Financial Institution Executive	Risk Management
Age: 58	Business Operations/Strategic	Regulated Industry
Board Committees:	Planning
Audit	Financial Expertise/Literacy
Risk Management and Capital

14    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | INFORMATION REGARDING DIRECTORS AND DIRECTOR NOMINEES

MICHAEL A. ZAITZEFF, MANAGING MEMBER OF VM GP II LLC

Mr. Zaitzeff is a co-founder and managing member of VM GP II LLC, the general partner of HoldCo Asset Management, LP. Mr. Zaitzeff has served as a member of numerous corporate boards, oversight committees and creditor committees. Mr. Zaitzeff served on the Trust Advisory Board of WMI Liquidating Trust, a trust created to implement the Chapter 11 Bankruptcy Plan of Washington Mutual, Inc.

Independent	Qualifications, Skills, and Experience:
Years of Service: NA	Financial Expertise/Literacy	Marketing/PR
Age: 38	Regulated Industry	Small Business Owner/Operator
Board Committees(1):
Audit
Risk Management and Capital
(1)    Pursuant to the Company’s Cooperation Agreement with HoldCo Asset Management, LP, Mr. Zaitzeff will be appointed to the Audit Committee and the Risk Management and Capital Committee, and will serve as a non-voting observer on the Corporate Governance/Nomination Committee.

15    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Corporate Governance

The Company is committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following sections provide an overview of our corporate governance structure, including independence and other criteria we use in selecting director nominees, our Board leadership structure, and the responsibilities of the Board and each of its Committees. Our Corporate Governance Policy, among other key governance materials, helps guide our Board and management in the performance of their duties and is regularly reviewed by the Board.

Key Corporate Governance Documents
Please visit our investor relations website at ir.berkshirebank.com to view the following documents:
Corporate Governance Policy
Code of Business Conduct
Anonymous Reporting Line Policy
Board Committee Charters
Certificate of Incorporation
Company By-Laws
These documents are available free of charge on our website or by writing to Berkshire Hills Bancorp, c/o Wm. Gordon Prescott, Executive Vice President, General Counsel and Corporate Secretary, 60 State Street, Boston, Massachusetts 02109.

The Board and management regularly review best practices in corporate governance and are committed to a program that serves the long-term interests of our shareholders. We believe good governance strengthens accountability and promotes responsible corporate citizenship. Several of our current best practices are highlighted below:

Independent Oversight	Shareholder Orientation and Accountability	Good Governance
Majority independent directors(1)	Declassified Board with all directors standing for election each year	Diverse board membership (skills, tenure, age); annual director education; active board replenishment program
Strong and engaged independent Board Chair	Robust stock-ownership guidelines	Annual evaluation of CEO and senior management and review of succession plans
All key committees are fully independent	Annual shareholder engagement program	Implementation of a Corporate Responsibility & Culture Committee at both Board and employee level
Regular executive sessions of independent directors	Plurality voting standard for director elections, with director resignation policy in effect for uncontested elections	Risk oversight by full board and committees
Board Chair or Chair of Corporate Governance can call special meeting of the Board at any time for any reason	No poison pill in place; annual election of all directors	Formal ethics code, reporting hotline and ethics training to all employees
(1)    10 out of 13 of the director nominees will be designated as independent directors.

16    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board of Directors

The primary functions of Berkshire’s Board of Directors are:
•To oversee management performance on behalf of shareholders;

•To ensure that the interests of the shareholders are being served;

•To monitor adherence to Berkshire’s standards and policies;

•To promote the exercise of responsible corporate citizenship; and

•To perform the duties and responsibilities assigned to the Board by the laws of Delaware, Berkshire’s state of incorporation.

Talent Development and Succession Planning

One of the Board's primary responsibilities is to oversee the development and retention of key talent within the Company and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other senior executives. The Board meets regularly with senior management and periodically reviews the readiness of key employees to potentially assume additional roles and responsibilities, including in the event of unexpected circumstances. In addition, our Chief Executive Officer regularly discusses with our Corporate Governance/Nominating Committee recommendations and evaluations as to potential successors for senior positions. The Committee incorporates this feedback into its leadership development and contingency plans. While the Corporate Governance/Nominating Committee has primary responsibility for developing and maintaining a succession plan, the Committee regularly reports to the Board on this matter, and final decisions on senior leadership succession matters, other than the CEO, are made by the CEO in consultation with the full Board.

Identification of Candidates and Diversity

The Corporate Governance/Nominating Committee regularly reviews the composition of our Board and, as appropriate, recommends steps to be taken to ensure that the Board reflects the desired balance of skills, experience and diversity and meets the requirements of all applicable laws and regulations.

In accordance with our Corporate Governance Policy, the Corporate Governance/Nominating Committee and Board shall take into account diversity considerations. Diversity is broadly construed to mean not only diversity of gender, race, ethnicity and sexual orientation, but also diversity with respect to personal and professional experiences, backgrounds, opinions, beliefs, education and perspectives.

The Corporate Governance/Nominating Committee is committed to fostering an environment of diversity and inclusion, including among our directors, and is tasked as part of its annual evaluation with determining whether or not the Board is appropriately diverse. Currently, 46% of our director nominees are female and/or racially or ethnically diverse, and two of our diverse nominees serve in committee leadership positions, which we believe evidences the Corporate Governance/Nominating Committee’s continued commitment to diversity.

17    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Ongoing Board Refreshment

We believe that the Company benefits when the Board is comprised of a mix of experienced directors with diverse and fresh perspectives. To that end, the Board maintains an ongoing refreshment program to seek out highly qualified candidates with skills and experiences that are aligned with our long-term strategy. We have also adopted corporate governance guidelines providing both age and tenure limits, of 75 and 12 years, respectively, to facilitate appropriate transition and renewal. These guidelines as well as the Board’s general commitment to thoughtful refreshment has resulted in a number of changes in recent years.

In 2019, former Directors Paul T. Bossidy and Patrick J. Sheehan did not stand for re-election and resigned from the Board, effective as of the 2019 Annual Meeting, and former Director Richard J. Murphy resigned from the Board, effective as of September 19, 2019, Current Directors Baye Adofo-Wilson, Rheo T. Brouillard and William H. Hughes III were appointed to the Board, effective as of May 30, 2019. The number of members of the Board was thirteen (13) at both January 1, and December 31, 2019.

In 2020, current Directors Sylvia Maxfield and Jonathan I. Shulman were appointed to the Board, effective February 24, 2020. Former Directors Pamela A. Massad and William J. Ryan did not stand for re-election and retired from the Board, effective as of the 2020 Annual Meeting. The number of members of the Board was thirteen (13) at both January 1, and December 31, 2020.

In 2021, current Directors Cornelius D. Mahoney and D. Jeffrey Templeton will not stand for re-election and will retire from the Board, effective as of the 2021 Annual Meeting. The Board has nominated Deborah P. Bailey and Michael A. Zaitzeff, together with the remaining eleven (11) current Directors, for election to the Board at the 2021 Annual Meeting on May 20, 2021. It is expected that following the 2021 Annual Meeting the number of members of the Board will continue to be thirteen (13).

Board Meetings

During 2020, the Board of Directors held fifteen (15) meetings. The average attendance at meetings of the Board and Board Committees during 2020 was 98%. During this period, each of the current directors attended at least 75% of the aggregate of the total number of board meetings and committee meetings held on which such directors served.

In addition, the Board of Directors encourages each director to attend annual meetings of shareholders. Twelve out of thirteen directors serving as of the date of the 2020 Annual Meeting of Shareholders attended the 2020 Annual Meeting.

Board Leadership Structure

The Board has reviewed the current Board leadership structure of the Company, which consists of a separate Independent Chairperson of the Board and a Chief Executive Officer. The Independent Board Chair performs all duties and has all powers which are commonly incident to the office of Chairperson of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the Board of Directors. The Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all other officers, employees and agents of the Company. The Board believes that separating these roles enhances the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

As part of its ongoing review of its corporate governance procedures and practices, the Board of Directors recently revised the Company’s Corporate Governance Policy to allow for the appointment of a Vice Chairperson of the Board in the manner and upon the criteria that the Board of Directors deems appropriate at the time of the selection. The role of the Vice Chair is to, in the absence of the Board Chair, conduct meetings of the Board and fulfill the other responsibilities of the Board Chair, and to fulfill any other responsibilities assigned to the Vice Chair by the Board of Directors. Effective as of March 18, 2021, David M. Brunelle was appointed the Vice Chairperson of the Board of Directors.

18    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Independence

All of the Company’s directors are independent under the listing requirements of The New York Stock Exchange (the “NYSE”), except for Messrs. Mhatre and Curley, who are officers of the Company and the Bank, and except for Mr. Brouillard, who was CEO of SI Financial Group, Inc., which was acquired by the Company in 2019. Additionally, all of the members of the Audit, Compensation and Corporate Governance/Nominating Committees are independent in accordance with the listing standards of the NYSE, and, in the case of members of the Audit and Compensation Committees, applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the Federal Deposit Insurance Corporation (“FDIC”). In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Mahoney, and Moffatt.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the selection of a Chairperson of the Board of Directors; the selection time to time in the Board’s discretion of a Vice Chairperson of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director age limits; the maximum length of directors’ tenure on the Board; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer. A copy of the corporate governance policy is available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

Commitment to Corporate Social Responsibility and Culture

Berkshire Bank is a purpose and values-driven community bank. Environmental, Social, and Governance factors are central to its community bank mission, risk management practices, reputation and competitive positioning. The Corporate Responsibility & Culture Committee of the Board of Directors is responsible for overseeing the management of the Company’s enterprise-wide Corporate Social Responsibility, Diversity & Inclusion, and Culture programs. The committee, led by Director Laurie Norton Moffat, reviews program performance, examines related risks and ensures accountability for management’s efforts to integrate social, environmental, cultural, and reputational considerations through all aspects of the company for the benefit of all its stakeholders. Berkshire invites you to learn more about all the ways it is a socially responsible and values-driven community bank in this year’s Corporate Responsibility Report: Meaningful Moments: Answering the Call, available online at berkshirebank.com/csr.

Director Continuing Education

The Board of Directors conducts annual director education sessions, which include presentations by industry experts based on input from directors regarding topics of interest. Directors also receive an annual update on trending compliance and regulatory matters and new developments from the Bank’s outside compliance advisory firm. Our executive management meets with the Board at every regularly scheduled board meeting and annually to review the Company’s strategic plan.

19    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board and Committee Self Evaluation

The Corporate Governance/Nominating Committee oversees the annual self-evaluation of the performance of the Board of directors and its committees, the results of which are discussed with the full Board and each individual committee, as appropriate. The purpose of the evaluations is to improve the performance of the overall Board and each specific committee. The evaluations include a review of any areas in which Board or committee members believes the Board and the committees can make a better contribution to the governance and oversight of the Company. The Corporate Governance/Nominating Committee also utilizes the results of the Board and committee evaluation process in assessing and determining the characteristics and critical skills required of prospective candidates for election to the Board and appointment to each committee. The evaluation survey forms include open-ended questions in which directors are invited to share their written comments on a confidential basis.

Committees of the Board of Directors

The Board currently has six standing committees: the Audit Committee; the Compensation Committee; the Corporate Governance/Nominating Committee; the Corporate Responsibility and Culture Committee; the Risk Management and Capital Committee; and the Compliance/Regulatory Committee. The Board reviews the Committee Charters regularly to ensure it has an effective, efficient committee structure. The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee are independent in accordance with the listing requirements of the NYSE. Each committee operates under a written charter approved by the Board of Directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The current charters of all six committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com). The following table shows the structure of the Board of Directors as of the filing date of this Proxy Statement. It also shows the number of times each Committee met in 2020. With the exception of the appointment of Mr. Mhatre to replace Mr. Marotta as CEO and a Director, there were no other changes to the board structure and board committees since the Proxy Statement for the 2020 annual meeting. Mr. Brunelle was appointed Vice Chair of the Board in 2021.

20    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

2021 Board Structure and Meetings

Director Name, Age & Primary Occupation	Director Since	Director Category	Audit	Comp	Corp Gov & Nom	Corp Responsibility & Culture	Risk & Capital	Compliance & Reg
Baye Adofo-Wilson, Age 52 CEO of BAW Development, LLC	2019	I	O		O	O
Rheo A. Brouillard, Age 67 Former Director, President, and CEO SI Financial Group, Inc.	2019	N					O	O
David M. Brunelle, Age 50 Co-Founder and Managing Director of North Pointe Wealth Management	2017	I	C		O
Robert M. Curley, Age 73 Chairman of the New York Region of Berkshire Bank	2010	N					O	O
John B. Davies, Age 71 Agent Emeritus with Massachusetts Mutual Life Insurance	2005	I		C	O
J. Williar Dunlaevy, Age 74 Chairperson of the Board of Directors of Berkshire Hills Bancorp, Inc.	2011	I		O	C
William H. Hughes III, Age 57 Founder and President Open4 Learning	2019	I		O		O	C
Cornelius D. Mahoney, Age 75 Former Chairman, President and CEO of Woronoco Bancorp, Inc.	2005	I		O				C
Dr. Sylvia Maxfield, Age 62 Dean Providence College School of Business	2020	I	O				O
Nitin J. Mhatre, Age 50 President and CEO of Berkshire Hills Bancorp, Inc.	2021	N
Laurie Norton Moffatt, Age 64 Director & CEO of the Norman Rockwell Museum	2013	I			O	C
Jonathan I. Shulman, Age 58 Former EVP and Treasurer KeyCorp	2020	I	O				O
D. Jeffrey Templeton, Age 79 Owner and President of The Mosher Company, Inc.	2005	I				O		O

Number of Meetings in 2020	15 (Full Board)		20	7	9	7	10	7

N = Non-Independent Director	I = Independent Director			C = Chair		O = Committee Member
*Note: Current directors Cornelius D. Mahoney and D. Jeffrey Templeton have elected not to stand for re-election to the Board at the Company’s 2021 Annual Meeting.

Directors Mahoney and Templeton are expected to be replaced on the Board by director nominees Deborah P. Bailey and Michael A. Zaitzeff, who are presented in the previous section on 2021 nominees for election to the Board. Pursuant to the Company’s Cooperation Agreement with HoldCo Asset Management, LP, Mr. Zaitzeff will be appointed to the Audit Committee and the Risk Management and Capital Committee, and will serve as a non-voting observer on the Corporate Governance/Nomination Committee. Ms. Bailey’s committee appointments are to be determined.

**Note: Directors Sylvia Maxfield and Jonathan I. Shulman have been designated by the Board as Financial Experts.

21    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Nominee Board Tenure
(Years of Service)
Number of Directors
5
4
4
< 2 Yrs
2-7 Yrs
8+ Yrs

SUMMARY OF DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE
Public Company Financial Institution Experience:
Financial Institution Executive
Public Company Board
Public Company CEO
Governance Expertise:
Corporate Responsibility/Community Leader
Business Operations and Strategic Planning
Financial Expertise/Literacy
Talent Management
Regulated Industry
Risk Management
Legal Expertise
Information Technology/Cyber
Market Management:
Real Estate/Leasing
Marketing/PR
Small Business Owner/Operator
Wealth Management Insurance
0
2
4
6
8
10
12
NUMBER OF DIRECTORS

22    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Board Committees and Responsibilities

The primary functions of each of the board committees are described below.

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
AUDIT COMMITTEE	Assists the Board of Directors in its oversight of the Company’s accounting and reporting practices

All Members Independent	Reviews the quality and integrity of the Company’s financial reports
Chair: Mr. Brunelle	Ensures the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting

The Board of Directors has determined that Dr. Maxfield and Mr. Shulman qualify as Audit Committee Financial Experts under the rules of the Securities and Exchange Commission.	Oversees the Company’s internal audit function
Annually reviews and approves the internal and external audit plans
Engages with the Company’s independent registered public accounting firm (Crowe) and monitors its performance, reporting, and independence

COMPENSATION COMMITTEE	Approves the compensation objectives for the Company and its subsidiaries and establishes the compensation for the Chief Executive Officer and other Named Executive Officers of the Company

All Members Independent	Reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed
Chair: Mr. Davies

Reviews all compensation components for the Company’s Chief Executive Officer and other Named Executive Officers, including base salary, short-term incentive, long-term incentives/equity, benefits, and other perquisites

See the “Compensation Discussion and Analysis” section for more information regarding the role of the Compensation Committee management and compensation consultants in determining and/or recommending the amount or form of named executive compensation.

Reviews competitive market factors and examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the named executive officer’s total compensation package

Administers CEO employment agreement, change in control agreements, and equity incentive plans

COMPLIANCE & REGULATORY COMMITTEE	Oversees management’s implementation of compliance programs, policies, and procedures designed to identify and respond to the various compliance and regulatory risks of the Company and its subsidiaries

Majority of Members Independent	Monitors the preparations for regulatory examinations of the Company and the Bank
Chair: Mr. Mahoney
Oversees the Company’s information security program and monitors associated risks

Monitors significant legal or regulatory compliance exposure and oversees responses to material reports or inquiries from government or regulatory agencies

Ensures that the Company, Berkshire Bank and their affiliates have in place sound compliance management systems (“CMS”) as required by all applicable regulators and the Consumer Financial Protection Bureau (“CFPB”)

23    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

BOARD COMMITTEES	ROLES AND RESPONSIBILITIES
CORPORATE GOVERNANCE/NOMINATING COMMITTEE	Identifies qualified individuals to serve as Board members
Considers and recommends nominees for director to stand for election at the Company’s annual meeting of shareholders

All Members Independent	Determines the composition of the Board of Directors and its committees
Chair: Mr. Dunlaevy
Annually reviews policy, procedures and criteria for identifying candidates for election or appointment to the Board of Directors

Monitors a process to assess Board effectiveness, including annual Board and committee self-evaluations

Develops and implements the Company’s corporate governance guidelines, including annual reviews of the Company’s Corporate Governance Policy and Code of Business Conduct

Regularly receives reports from executive officers heading the Company’s investor relations and compliance and regulatory programs and periodically receives reports from other committee chairpersons regarding the work being done by their committees

CORPORATE RESPONSIBILITY & CULTURAL COMMITTEE
Oversee management’s implementation of Corporate Social Responsibility, Diversity & Inclusion, and Culture programs to foster belonging, enhance reputation, mitigate risk, promote competitive advantage, engage employees, and meet stakeholder expectations

Majority of Members Independent
Chair: Ms. Moffatt
Review, approve, and recommend programs and policies to the Board that are designed to identify, measure, monitor, control, and enhance Corporate Social Responsibility, Diversity & Inclusion, and Culture performance;

Monitor the performance of the Corporate Social Responsibility, Diversity & Inclusion, and Culture programs and policies by setting goals, examining social and culture risks, as well as reviewing opportunities and threats that could affect the Company

RISK MANAGEMENT & CAPITAL COMMITTEE	Oversees management’s program to limit or control the material business risks that confront the Company

Approves policies and procedures designed to lead to an understanding and to identify, control, monitor and measure the material business risks of the Company and its subsidiaries
Majority of Members Independent
Chair: Mr. Hughes	Plans for future capital needs

Reviews material business risks including, but not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk, cyber-security risk, and reputation risk

Monitors the Company’s enterprise governance, risk management and compliance (“EGRC”) program, including development and implementation of risk management processes in the area of vendor management, data loss prevention, business continuity, policy management and testing and assessment of operational controls

Ensures compliance with regulations pertaining to capital structure and levels

24    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Audit Committee

For information about the Audit Committee and Berkshire’s Audit Committee financial experts, please see table above and the discussion related to the Ratification of the Public Accounting Firm in this proxy statement.

Identification and Evaluation of Director Candidates

The Corporate Governance/Nominating Committee is responsible for identifying and recommending to the Board of Directors candidates for Board membership. For purposes of identifying nominees, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Company and its subsidiaries. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below under “Director Eligibility Requirements.” If an individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a background check and interview the candidate to further assess the qualities of the prospective nominee and the contributions they would make to the Board.

Criteria for Nomination to the Board of Directors

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, including a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible and qualified for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:
• financial, regulatory, and business experience;
• expertise in areas that the board considers important to advancing the company’s strategies;
• in most cases, familiarity with and participation in the local communities;
• integrity, honesty, and reputation in connection with upholding a position of trust with respect to customers;
• dedication to the Company and its shareholders; and
• independence.

The Committee will consider a candidate’s background, training, leadership ability and related skills across a broad spectrum of business, professional, entrepreneurial, educational and creative endeavors, as well as technical skills, experience and know-how in fields and professions outside the financial services industry (such as, by way of example, but without limitation, cyber-security, information technology and management, marketing, business and human capital development) that may assist the Company in strengthening, protecting or promoting its business. The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. We do not maintain a specific diversity policy, but diversity is considered in our review of candidates. Diversity is considered in terms of how a candidate’s background, experience, qualifications, attributes, and skills may complement, supplement or duplicate those of the Board.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; the experience, skills, and contributions that the existing director brings to the Board; and independence.

25    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Director Eligibility Requirements:

•No person shall be eligible for election or appointment to the Board of Directors: (i) if such person has, within the previous ten years, been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. 1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.
•No person shall be eligible for election or appointment to the Board of Directors if such person is the nominee or representative of a company, as that term is defined in Section 10 of the Home Owners’ Loan Act or any successor provision, of which any director, partner, trustee or shareholder controlling more than 10% of any class of voting stock would not be eligible for election or appointment to the Board of Directors.
•No person may serve on the Board of Directors and at the same time be a director of more than two other public companies, or their subsidiaries.
•No person shall be eligible for election to the Board of Directors if such person is the nominee or representative of a person or group, or of a group acting in concert (as defined in 12 C.F.R Section 303.81(b)), that includes a person who is ineligible for election to the Board of Directors.
•The Board of Directors shall have the power to construe and apply the provisions of the Company’s bylaws and other governance documents, and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the nominee or representative of a group acting in concert.
•Pursuant to our Corporate Governance Policy, individuals first appointed or elected to the Board of Directors on or after January 1, 2019 will no longer be eligible for re-election to the Board of Directors after their 75th birthday or the completion of their 12th year of service on the Board. For Directors serving before January 1, 2019, who have surpassed or are approaching either or both of these age and service time limits, the Chairperson of the Board and the Corporate Governance/Nominating Committee shall work with any such Board members approaching mandatory retirement to ensure that timing issues are given due consideration and an appropriate transition and renewal of the Board occurs.

Consideration of Recommendations by Shareholders. It is the policy of the Corporate Governance/ Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/ Nominating Committee does not perceive a need to increase the size of the Board of Directors. Recommended candidates will generally be considered along with other potential nominees as part of the Board’s annual review process. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

26    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Procedures to be Followed by Shareholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at 60 State Street, Boston, Massachusetts 02109:
1.    The name of the person recommended as a director candidate;
2.    All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;
3.    The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.    As to the shareholder making the recommendation, the name and address of such shareholder as it appears on the Company’s books; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit their name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.    A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year. The Company has not received any recommendations from shareholders for director candidates to be considered for election at the Company’s 2021 Annual Meeting of Shareholders.

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the company and certain of its businesses. Other important categories of risk are assigned to designated Board committees that report back to the full Board. In general, the committees oversee the following risks:

Audit Committee	Accounting and Financial Reporting
Compliance with Legal and Regulatory Requirements Related to Accounting and Financial Reporting
Compensation Committee	Compensation Programs
Corporate Governance/ Nominating Committee	Governance Policies and Procedures
Board Organization and Membership
Committee Membership and Periodic Rotation of Chairpersons
Corporate Responsibility & Culture Committee	Customer, Community, and Employee Engagement
Reputational Risk and Business Development
Talent and Culture Development
Risk Management & Capital Committee	Credit Risk
Interest Rate Risk
Liquidity and Capital Risk
Operational and Strategic Risk
Cyber-security
Regulatory & Compliance	Legal, Regulatory, and Compliance Risk
Information Security

27    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | CORPORATE GOVERNANCE

Code of Business Conduct and Anonymous Reporting Line Policy

The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct, sets forth the ethical rules and standards by which all employees, officers and directors of the Company and its subsidiaries must conduct themselves, and addresses, among other things, conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. The Code of Business Conduct, which also strictly prohibits harassment of any kind in the workplace, is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, a zero tolerance culture and safe environment free from harassment of any kind, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Paired with the Code of Business Conduct, the Company has also adopted a related Anonymous Reporting Line (also known as the Whistleblower Reporting Line) Policy, under which the Audit Committee maintains and monitors an anonymous “whistleblower” reporting hotline service that all Berkshire personnel are encouraged to use for reporting actual or potential wrongdoing, apparent or suspected violations of the Code of Business Conduct, or other misconduct by any corporate actors. Both the Code of Business Conduct and the Anonymous Reporting Line Policy are reviewed and acknowledged annually by all of Berkshire’s directors, officers and employees, and both are written and implemented to ensure that no retaliation is permitted against any Company personnel who report an incident of harassment or any other misconduct in good faith. Copies of the Company’s Code of Business Conduct and Anonymous Reporting Line (Whistleblower Reporting Line) Policy are available in the Governance Documents portion of the Investor Relations section of the Company’s website (ir.berkshirebank.com).

Anti-Hedging and Pledging Restriction Policy

The Company has adopted a policy that prohibits hedging of Company common stock for all officers of the Company with the title of vice president or higher, all directors, and all persons in the accounting, executive, finance and legal departments (the “Restricted Group”). While there is no prohibition against employees who are not in the Restricted Group to hedge Company common stock, these employees are prohibited from trading Company common stock while in the possession of material non-public information. Under the policy, no person in the Restricted Group may at any time engage in (i) any short sale of Company common stock or other sale of any equity securities of the Company that they do not own, or (ii) any transactions in publicly-traded options, such as puts, calls and other derivative securities based on Company common stock, including, but not limited to, any hedging, monetization or similar transactions designed to decrease the risks associated with holding Company common stock, such as zero-cost collars and forward sales contracts. Generally, a short sale means any transaction whereby one may benefit from a decline in the Company's stock price. In addition, employees, officers and directors are discouraged from pledging Company common stock as collateral for margin purchases or a loan. However, exceptions to this pledging limitation may be granted, if good cause is shown.

28    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

Director Compensation

The Company uses a combination of cash and restricted stock to attract and retain qualified candidates to serve on the Board. Restricted stock grants are intended to align directors’ interests with those of the Company’s shareholders. The Compensation and Corporate Governance/Nominating Committees review director compensation and benefits annually and make recommendations to the Board. The following table provides the compensation received by individuals who served as directors of the Company during the 2020 fiscal year. The stock award amounts increased in 2020 to $50,000 from $45,000 in the prior year. Mr. Mhatre does not receive separate compensation for his service on the Board. Former CEO Richard M. Marotta did not receive separate compensation for his service on the Board in 2020 before stepping down. Similarly, Mr. Mhatre will not receive separate compensation for his service on the Board in 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Baye Adofo-Wilson	$72,756	$65,751	$—	$—	$138,507
Rheo A. Brouillard(4)	$60,756	$65,751	$—	$7,962	$134,469
David M. Brunelle(5)	$76,682	$51,078	$—	$1,224	$128,984
Robert M. Curley(6)	$56,000	$50,000	$—	$125,479	$231,479
John B. Davies	$62,000	$50,000	$—	$1,962	$113,962
J. Williar Dunlaevy(7)	$112,000	$50,000	$—	$2,001	$164,001
William H. Hughes III	$74,756	$65,751	$—	$—	$140,507
Cornelius D. Mahoney(8)	$62,000	$50,000	$—	$1,962	$113,962
Pamela A. Massad(9)(10)	$34,000	$50,000	$—	$2,438	$86,438
Sylvia Maxfield(11)	$51,534	$23,269	$—	$—	$74,803
Laurie Norton Moffatt	$70,000	$50,000	$—	$1,962	$121,962
William J. Ryan(10)	$28,000	$50,000	$—	$1,962	$79,962
Jonathan I. Shulman(11)	$51,534	$23,269	$—	$—	$74,803
D. Jeffrey Templeton	$56,000	$50,000	$—	$1,962	$107,962
(1)    Includes payments made in January 2021 to the following directors to reflect the timing differences between their initial dates of service to the Company and the dates when cash fees are paid and equity awards are granted to directors, which occur on a semi-annual and annual basis:
a.    Mr. Brunelle was paid additional cash fees in the amount of $3,682 on January 15, 2021, for the period from December 8 to December 31, 2017, and awarded 65 shares of Company stock on January 30, 2021, at a value of $1,078, for the period from December 8 to December 31, 2017, all 65 of which shares vested immediately on January 30, 2021.
b.    Messrs. Adofo-Wilson, Brouillard and Hughes were each paid additional cash fees in the amount of $4,756 on January 15, 2021, for the period from May 30 to June 30, 2019, and awarded 950 shares of Company stock on January 30, 2021, at a value of $15,751, for the period from May 30 to December 31, 2019, of which 413 shares vested immediately on January 30, 2021, and the remaining 537 shares will vest on January 30, 2022.
c.    Dr. Maxfield and Mr. Shulman were each paid additional cash fees in the amount of $21,534 on January 15, 2021, for the period from February 20 to June 30, 2020, and awarded 1,484 shares of Company stock on January 30, 2021, at a value of $23,269, for the period from February 20 to December 31, 2020, of which 338 shares vested immediately on January 30, 2021, and the remaining 1,146 shares will vest in equal installments of January 30, 2022, and January 30, 2023.

29    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS | DIRECTOR COMPENSATION

(2)    Represents the grant date fair value of the restricted stock awards which has been computed in accordance with the stock based accounting rules under FASB ASC Topic 718. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of the Company’s common stock on the applicable grant date. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2020. Since January 30, 2004, no stock options have been granted to any directors. Directors serving as of December 31, 2020, had the following number of unvested shares of restricted stock and stock options outstanding as of that date:

Name	Unvested Restricted Stock	Stock Options Outstanding
Baye Adofo-Wilson	1,719	—
Rheo A. Brouillard	1,719	—
David M. Brunelle	3,104	—
Robert M. Curley	3,104	—
John B. Davies	3,104	—
J. Williar Dunlaevy	3,104	—
William H. Hughes III	1,719	—
Cornelius D. Mahoney(6)	3,104	—
Sylvia Maxfield	—	—
Laurie Norton Moffatt	3,104	—
Jonathan I. Shulman	—	—
D. Jeffrey Templeton(6)	3,104	—
(3)    Reflects dividends paid when restricted stock becomes vested.
(4)    Includes $7,962 in imputed income on split dollar insurance recognized by Mr. Brouillard.
(5)    Includes $149 in imputed income on split dollar insurance recognized by Mr. Brunelle.
(6)    The total amount included in “All Other Compensation” reflects Mr. Curley’s annual salary in the amount of $120,000 as Chairman of the New York region of Berkshire Bank and club dues of $3,517.
(7)    Includes $39 in imputed income on split dollar insurance recognized by Mr. Dunlaevy.
(8)    Messrs. Mahoney and Templeton will retire from the Company and the Bank Boards of Directors, effective as of the 2021 Annual Meeting.
(9)    Includes $476 in imputed income on split dollar insurance recognized by Ms. Massad.
(10)    Ms. Massad and Mr. Ryan retired from the Company and the Bank Boards of Directors, effective as of the close of the 2020 Annual Meeting.
(11)    Dr. Maxfield and Mr. Shulman were appointed to the Company and Bank Boards of Directors, effective as of February 24, 2020.

Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2021.

Annual Cash Retainer for Board Service	$40,000
Annual Cash Retainer for Board Chair	$90,000
Annual Cash Retainer for Board Vice Chair(1)	$65,000
Annual Equity Retainer for Board Service	$50,000
Annual Cash Retainer for Audit Committee Chair	$13,000
Annual Cash Retainer for all other Committee Chairs	$6,000
Annual Cash Retainer for Attendance at Audit Committee Meetings	$12,000
Annual Cash Retainer for Attendance at all other Committee Meetings	$8,000
(1)     Mr. Brunelle was appointed as Vice Chair of the Board on March 18, 2021, and his 2021 annual cash retainer will be prorated accordingly.

30    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

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The Board of Directors recommends approval of its Named Executive Officer (“NEO”) compensation as set forth herein.

Background. In accordance with Section 14A of the Securities Exchange Act of 1934, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution at the annual meeting to approve our executive compensation as described below in the Compensation Discussion and Analysis, compensation tables and narrative discussion of NEO compensation presented in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the Company’s executive pay program.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of shareholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal.

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Is the Shareholder Vote Binding on the Company? This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the shareholders when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS PROPOSAL.

31    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Compensation Discussion and Analysis

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In this section we explain our compensation philosophy, describe the material components of our executive compensation program, and review the 2020 compensation for our Named Executive Officers (“NEOs”) listed below. Their compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The following Compensation Discussion and Analysis (“CD&A”) focuses on the key factors we believe shareholders should focus on in their evaluation of our “Say-on-Pay” proposal. This section also discusses the role of the Compensation Committee (“the Committee”).

Named Executive Officers(1)(5)
Sean A. Gray(2)	Acting President and Chief Executive Officer
James M. Moses	Senior Executive Vice President and Chief Financial Officer
George F. Bacigalupo	Senior Executive Vice President, Head of Commercial Banking
Gregory D. Lindenmuth(3)	Senior Executive Vice President, Chief Risk Officer
Tami Gunsch(4)	Senior Executive Vice President, Head of Consumer Banking
Richard M. Marotta(2)	Former Chief Executive Officer
(1)    The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Gray is Acting President and Chief Executive Officer, Mr. Moses is Senior Executive Vice President and Chief Financial Officer and Mr. Bacigalupo is Senior Executive Vice President. Mr. Lindenmuth and Ms. Gunsch are not officers of Berkshire Hills Bancorp.
(2)    Mr. Gray was appointed to Acting President and Chief Executive Officer on August 10, 2020. Prior to this appointment, Mr. Gray was President and Chief Operating Officer of the Bank. Prior to this date, Richard M. Marotta was President and Chief Executive Officer. On January 22, 2021, the Board entered into an employment agreement with Nitin J. Mhatre to assume the duties of President and Chief Executive Officer of Berkshire Hill Bancorp, as of January 29, 2021. Mr. Gray continues with his ongoing duties as President and Chief Operating Officer of the Bank.
(3)     Mr. Lindenmuth was identified as an NEO at the end of 2019.
(4)    Ms. Gunsch became an NEO for the first time in 2020. Ms. Gunsch’s compensation in 2020 was primarily managed by Mr. Gray prior to her identification as an NEO at the end of 2020.
(5)    Throughout this discussion, reference is sometimes made to “Continuing NEOs” who were identified as NEOs for the whole year of 2020: Messrs. Gray, Moses, Bacigalupo, and Lindenmuth.

32    BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Executive performance and compensation in 2020 was focused on responding to the global COVID-19 pandemic and on maintaining seamless leadership momentum during the process of a CEO transition in the second half of the year. The compensation program is managed so that pay depends on performance against targets and is aligned with shareholder interests. The Compensation Committee considers market data and advice from its independent compensation consultant when making its decisions.

COVID-19 Pandemic. The emergence of the COVID-19 pandemic was a century-level public health and business disruption event, and the pandemic and its ongoing economic and social effects have had a significant and unexpected impact on many facets of our business.

Company operations adjusted radically to periodic social shutdowns and activity restrictions. The pandemic was recognized in early March, and Company facilities remained restricted for business activity at year-end, following interim periods of partial opening during the year. Company functioning was uninterrupted, and our non-branch employees adapted well to the new “work from home” environment which prevailed for company and industry activity. Even during the height of the pandemic, we maintained in-person customer access via drive-through tellers, and appointment visits in-office when appropriate. Our priority throughout the pandemic has been to ensure that we continue to serve our customers, support our staff, and advance the transformation of the Company. There were no programmatic staff furloughs or pay adjustments due to the pandemic.

The pandemic required a significant and unexpected shift in the focus of our management team, and without reasonable and modest adjustments to our annual incentive awards, there would have been a substantial disconnect between the tireless and value-preserving efforts of our executives and their 2020 compensation based on the structure of our incentive plans. The Compensation Committee has spent considerable time evaluating the most appropriate way to reward our executives for their efforts while properly and fairly incentivizing them to position the Company for a future recovery as the impacts of the pandemic recede. The Compensation Committee’s decisions are described in further detail below.

The Pandemic’s Effect on 2020 Company Performance. The pandemic has had a profound effect on our performance in several ways.

First, Core PPNR decreased to $109 million in 2020 from $183 million in the prior year. Core Pre-tax Pre-Provision Net Revenue (“Core PPNR”) is a non-GAAP financial measure used as an incentive performance measure. Much of this $74 million decrease was due to the pandemic, and was primarily driven by a decrease in net interest income, along with lower fee income and higher operating expenses. A significant portion of our income is tied to interest rates, and in response to the pandemic and its anticipated effects on economic activity, the Federal Reserve cut the Federal Funds rate to nearly zero. As a result of this change to the Federal Funds rate, our net interest income declined by $49 million in 2020. Net interest income also decreased based on the Company’s strategic balance sheet restructuring done as part of our transformation, which bolstered capital and liquidity metrics, and strengthened the balance sheet during the pandemic.

Second, we recorded non-cash charges of $554 million for a goodwill write-off and a $76 million provision for expected future credit losses on loans. Under the Company’s previous strategy, we relied on a number of acquisitions to drive growth. Due to the challenges related to the pandemic and other macroeconomic factors, and with the market for bank stocks trading well below tangible book value, we were forced to write off goodwill. This was a necessary accounting consequence, with no impact to tangible equity, regulatory capital, liquidity or cash flows. It did, however, result in a reported loss of $533 million for the year 2020. As in past years, the Company focused on core results which excluded net charges not viewed as relating to ongoing operations, like these goodwill write offs.

33    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Third, our fiscal 2020 results also reflected our focus on strategic priorities to: (1) supplement liquidity and increase capital levels; (2) maintain full pay for those employees whose hours were reduced; (3) add benefits to help address employee hardships resulting from the pandemic; (4) safely manage operations and customer service; (5) prioritize borrower relief programs; and (6) waive certain fees and incur certain costs in support of public health and local economies. A top priority was supporting existing employees and protecting their health, while also providing special pay for designated front line employees and employees processing critical government guaranteed lending support to small business borrowers. Further discussion of the Board’s priorities and management’s performance can be found below in the discussion of the short-term incentive plan.

CEO Transition. On August 10, 2020, Richard M. Marotta stepped down from his responsibilities as President and CEO of the Company, CEO of the Bank, and a non-independent member of the Board of Directors. On August 13, 2020, the Company and its subsidiary Berkshire Bank entered into a Separation Agreement with Mr. Marotta (the “Separation Agreement”), under which the Company and Berkshire Bank received various consideration from Mr. Marotta, including non-competition, non-solicitation, confidentiality, non-disparagement, claw back and release of claims provisions, in exchange for cash severance obligations and other medical, dental and long-term care insurance benefits to Mr. Marotta and his spouse. The foregoing is a summary rather than a complete description of the terms of the Separation Agreement and such description is qualified in its entirety by the Separation Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2020.

In response to Mr. Marotta’s departure, the Board followed its succession planning processes and appointed the Bank’s President and Chief Operating Officer, Sean Gray, to the positions of Acting President and Acting Chief Executive Officer. The Board appointed a special CEO search committee chaired by director Sylvia Maxfield and including directors Hughes, Mahoney, and Shulman. The Committee engaged the firm of Spencer Stuart to conduct a national CEO search, which included Mr. Gray as a candidate. During this time, Mr. Gray worked with the executive team to maintain strong focused leadership in managing the ongoing response to the pandemic, which also accelerated strategic initiatives related to digital automation and branch optimization.

The search committee considered a number of strong candidates identified by Spencer Stuart. Based on the search committee’s recommendation, the Board approved the appointment of Nitin J. Mhatre to serve as the new President and Chief Executive Officer of the Company and the Bank effective January 29, 2021. Because Mr. Mhatre’s employment commenced in 2021, he is not identified as a Named Executive Officer in this Proxy Statement. The terms of Mr. Mhatre’s employment with the Company were disclosed in his Employment Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2021.

Mr. Mhatre is a senior banking executive with 25 years of community and global banking experience. He served most recently, as Executive Vice President, Community Banking at Webster Bank. In this role, he was responsible for profitable growth of the Community Banking segment at the $31 billion bank and led a diverse team of more than 1,500 employees. Previously, he spent more than 13 years at Citi Group in various leadership roles across consumer-related businesses globally. Following Mr. Mhatre’s employment, Sean Gray has resumed his full time focus on his ongoing responsibilities as the president and chief operating officer of the Bank.

Say on Pay and Shareholder Engagement

The Compensation Committee considered input from shareholder engagement, third party proxy analyses, and the results of the advisory 2020 “Say on Pay” vote. The Committee noted the advisory vote received 95.7% approval among votes cast in 2020. While the Committee’s 2020 compensation decisions included adjustments deemed appropriate due to the pandemic and management’s response, the Committee’s focus on its key principles was unchanged.

34    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Summary of 2020 Compensation Decisions

Our executive compensation program targets median pay compared to our peer group when we achieve our goals, with actual pay designed to vary below or above target based on our performance against our goals. Our target direct compensation for 2020 was set in consideration of competitive benchmark results provided by the independent consultant in late 2019. Short and long-term incentive target payouts are defined as a percentage of salary to be consistent with market practice. Incentive targets are typically approved by the Committee in March of each year. During 2020, however, we faced unique challenges that necessitated some temporary adjustments to our ongoing compensation program.

First, as a result of the pandemic’s effect on our business, in June 2020 the Compensation Committee eliminated the annual incentive compensation opportunity for the first half of the year. A markedly different business environment than the one that had been in place earlier in the year necessitated a reset in our performance expectations in order to maintain the incentivizing effect of our annual incentive awards. Otherwise, there would have been a substantial disconnect between the tireless and value-preserving efforts of our executives and their 2020 compensation based on the structure of our incentive plans. The Committee set new, directional goals for the second half of the year, and the annual incentive opportunity was reduced by 50%.

Second, our former CEO departed in August 2020, and Sean Gray, the Company’s President and Chief Operating Officer, was appointed as Acting Chief Executive Officer until a permanent successor was found. During this transition period, and while the Board was leading its CEO search process, Mr. Gray led the Company as we continued to advance our initiatives to use digital automation to lower costs, streamline processes, and improve the customer experience. Mr. Gray was also tasked with managing the Company through the challenges of the pandemic and maintaining our commitment to the health and safety of our employees. As a result of the increase to the scope of his duties and responsibilities in connection with his appointment to Acting CEO, the Compensation Committee adjusted Mr. Gray’s salary and incentive payouts accordingly to levels consistent with the CEO position for the approximate six month period of his service in this role.

Over the course of 2020, the Compensation Committee met regularly to discuss how to appropriately incentivize and reward management in light of the challenges of the pandemic and the leadership transition. After multiple discussions, and with input from its independent compensation consultant, the Compensation Committee made strategic decisions which impacted the 2020 direct compensation for the four continuing NEOs as follows:

•Salary compensation for our NEOs increased in the aggregate primarily due to the increase in the Acting CEO Sean Gray’s salary reflecting his appointment to the role of Acting CEO and assuming these additional responsibilities. Only two of our NEOs, Messrs. Marotta and Moses, received salary increases in 2020. Each received an increase of 7%, consistent with market data.

•In June 2020, in recognition of the challenges of the pandemic and the downturn in Company performance, the Committee eliminated the opportunity for short-term incentive awards for the first half of the year. This decision also made more resources available to the Company to allocate to branch employees and other constituencies as appropriate. For the second half of 2020, the Committee decided to maintain the target funding for the short-term incentive plan and set a cap at 50% of the annual target for each NEO as the maximum short-term incentive opportunity for 2020. The Committee then adjusted the performance goals under the short-term incentive plan in recognition of the significant impact of the pandemic on the Company’s operating environment, focusing on directional improvement and qualitative progress in support of the Company’s transformation. Short-term incentives were ultimately paid out at 50% of target.

•In January, long term incentive grants were granted as 60% performance shares and 40% time-based restricted stock. Actual grant values of these awards differed slightly from their target amounts in recognition of corporate and individual performance in 2019, among other factors.

•There was no payout of long-term performance incentive compensation vesting in 2020 from the 2018 three-year grant due to pandemic impacts. The full performance-based component of the 2018 grant was forfeited and returned to the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
•Apart from the modifications to the short-term incentive plan and the long-term incentive grants as described above, the Committee did not make any further one-time adjustments or grant any special “retention” or other discretionary awards in response to the pandemic. The Committee is confident that our compensation plan is appropriately structured to attract, retain and motivate our executives.

Overall, the Compensation Committee believes that the compensation paid to executives for 2020 performance appropriately reflects the combination of performance and execution in response to the global pandemic and leadership transition. Short-term incentives that were granted at 50% of target recognized NEO leadership in managing the impact of the pandemic and maintaining a seamless continuity of Company management through the CEO transition. This recognizes performance results in managing the Company through emergency conditions while strengthening financial condition and providing critical services to our communities.

Detail on compensation amounts is reported in the Summary Compensation Table which follows this Compensation Discussion and Analysis. This discussion and analysis focuses primarily on the direct compensation paid to the four continuing NEO’s. These NEO’s are Messrs. Gray, Moses, Bacigalupo, and Lindenmuth – all of whom were NEOs’ at both fiscal year-end 2020 and fiscal year-end 2019. Ms. Gunsch is excluded from these comparisons since she was an NEO for the first time in 2020 and her 2020 compensation was primarily determined by Mr. Gray prior to her designation as an NEO.

36    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Highlights of our Compensation and Governance Programs

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s annual direct compensation target is variable and tied to company and individual performance results. The Company uses a mix of performance metrics and our short- and long-term plans provide a balanced timeframe for incentive opportunities. Our long-term incentive program grants the majority (i.e., 60%) as performance shares that vest based on pre-defined performance goals.

Link Performance Measures with Strategic Objectives: Performance measures and individual goals for incentive compensation are linked to strategic, operating and financial goals approved by our Board and designed to create long-term shareholder value.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote and evaluate voting results.
Shareholder Engagement: As part of the Company’s shareholder outreach program, members of the Compensation Committee and members of management welcome engagement with shareholders to better understand their perceptions and views on our executive compensation program.

Independent Compensation Consultant: The Compensation Committee engages its own independent compensation consultant to review the Company’s executive compensation program and practices.
Stock Ownership Guidelines: We have significant stock ownership guidelines requiring our executives and directors to hold substantial equity ownership.
Clawback Policy: The clawback policy allows the Board to recover incentive compensation paid to an executive if the financial results that the compensation was based on are materially restated due to fraud, intentional misconduct or gross negligence.

Incentivize Sound Risk Management: Our compensation program includes features intended to discourage employees from taking unnecessary and excessive risks, including balanced performance metrics, emphasis on long-term shareholder value creation, and clawback provisions. The Chief Risk Officer conducts an annual risk assessment which is used by the Committee in assessing the soundness of the compensation program.

WHAT WE DON'T DO
Gross-ups for Excise Taxes: We have not provided change-in-control tax gross-ups clauses since 2008, nor do we have any intention to include this feature in future contracts. At this time, one legacy NEO change in control agreement remains in place with this feature; the potential impact of this contract clause is not material.

Hedging and Pledging: All of our officers with the title of vice president or higher,  directors, and all persons in the accounting, executive, finance and legal departments are prohibited from engaging in hedging, monetization, derivative or similar transactions with Company securities. We also have a policy that discourages pledging of company securities, with very limited exceptions.

Employment Contracts: Our executives, with the exception of the CEO, are all employed “at will” and the relationship may be terminated by the Company or the employee at any time without any severance payments. The CEO is employed under a three year contract. Documented change-in-control arrangements align management and shareholder interests.

Dividends on Unvested Equity Awards: We do not pay dividends on any restricted stock compensation until vested.

37    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Decision Making Process

The primary philosophy and objective of our compensation program is to align the interests of our executives with shareholders by rewarding performance against established corporate financial and strategic goals, solid executive leadership and strong individual executive performance. We strive to attract, motivate and retain a highly qualified and talented team of executives who will lead Berkshire to maximize long-term performance and earnings growth. The Committee regularly reviews executive compensation program elements to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry best practices and shareholder interests.

Executive Compensation Key Principles

Our philosophy is to provide an executive compensation program that rewards long-term value for our shareholders and promotes sound risk management. The key principles that support our philosophy are:

✓ Attract and retain highly talented executives committed to our success

✓ Pay for performance

✓ Align executive interests with those of our shareholders

✓ Manage risk through oversight and compensation design features and practices

Important features of our program are:

✓ A significant portion of direct pay is variable and performance based

✓ A meaningful portion of pay is equity-based to align our executives with shareholder interests

✓ The long-term incentive is 60% based on performance and 40% based on time

The charts below illustrate our 2020 target direct compensation for the NEOs named at year-end.

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COMPENSATION DISCUSSION AND ANALYSIS
Key Principles That Support Our Philosophy

Attract and retain highly talented executives committed to our success	●	Provide competitive total compensation that enables us to attract and retain highly talented executives with experience and leadership abilities to grow and sustain our business
	●	Target total compensation opportunities to reflect the median of market; defined as banks similar in size and business model to Berkshire
Pay for performance alignment	●	Measure our success through a balanced portfolio of performance metrics that rewards corporate and individual success
	●	A significant portion of total compensation is “at risk” and based on short and long-term performance
	●	Financial performance results fund our annual incentive plan and determine a portion of long-term equity vesting; annual incentive goals were modified in 2020
	●	Long-term equity compensation was granted with 60% of the grant tied to 3-year performance and 40% vested over 3 years
Align executive interests with those of our shareholders	●	Performance goals are directly aligned with our strategic and operating objectives targeted towards long-term shareholder value
	●	Rigorous stock ownership requirements to ensure our executives hold stock throughout their tenure as executives
	●	A significant portion of executive compensation, consisting of our long-term incentive, is in the form of Company shares
Manage risk through oversight and compensation design features and practices	●	Total compensation program incorporates a balanced approach that includes pay that is fixed and variable, short- and long-term, and in the form of both cash and equity
	●	Multiple goals in our incentive plans to reinforce financial, operational, risk, and shareholder considerations
	●	Committee can apply discretion to negatively adjust incentive compensation in consideration of risk management objectives
	●	Balance of short-term and long-term incentives, cash and equity, annual and multi-year performance periods, with 3 year performance in the long-term plan
	●	Incentive plan caps for maximum payments
	●	Clawback policy that allows for recoupment of compensation for financial restatement or misconduct
Compensation Drivers	●	Incentive plans designed to encourage achievement of our strategic business goals and reinforce our business values
	●	Pay levels that are fair, competitive and internally equitable
	●	A focus on the attainment of our vision, business strategy, operating imperatives, and results
	●	Recognition of Company and individual performance
	●	Consideration of market and best practices

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COMPENSATION DISCUSSION AND ANALYSIS
Decision-Making Process

Our Committee, which is composed solely of independent directors, is responsible for establishing, implementing and continually monitoring all elements of compensation for the NEOs.

Setting Performance Goals
•Each year the Committee reviews our compensation program to determine competitiveness and effectiveness, and evaluates whether any changes should be made for the next fiscal year.
•Annually, the Committee establishes Company financial and CEO individual performance goals; the CEO sets individual performance goals for each of the other NEOs, subject to the review of the Committee. The individual goals are designed to drive our strategic corporate goals.
•The Committee meets regularly throughout the year, both with management and in executive session to review Company performance against the performance goals.
•As noted in later discussion, goal-setting extended into the second quarter in 2020 due to the pandemic.

Determining Compensation
•In the first quarter of each fiscal year, the Committee approves the components of compensation for each NEO. As part of the planning process, performance goals are set for each corporate performance measure.
•The Committee annually conducts a review of each NEO and the Company’s performance measured against established financial and individual performance goals. As part of this review process, the CEO reviews with the Committee the performance of each NEO relative to the individual goals and presents his compensation recommendations based on his review. The Committee then independently reviews and, if desired, modifies any compensation recommendations prior to approving all compensation decisions for the NEOs.
•The CEO’s performance is reviewed by the Committee in conjunction with a self-assessment and a formal CEO evaluation process and discussion with other independent directors. The CEO is not present when the Committee makes decisions on his compensation. The Committee meets with the CEO to present its decisions and review the Board’s assessment of his performance.
•The Committee’s objective is to ensure that total compensation paid to the NEOs is fair, reasonable and performance based, while aligning with shareholder interests. In addition, the Committee annually conducts an executive compensation review with the compensation consultant to set compensation opportunities and ensure market competitiveness. The consultant also provides periodic assessment of pay-performance alignment.

Contribution from the Independent Compensation Consultant
•During 2020, the Committee’s independent compensation consultant provided consultations and advice to the Committee on request. The consultant conducted the benchmark analysis in 2019 as reference for Committee decisions in 2020, conducted an annual trends update and provided data related to CEO pay.

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COMPENSATION DISCUSSION AND ANALYSIS
Factors Considered in Compensation Decision Process

The Committee considers many factors when making pay decisions throughout the year. In addition to the market data provided by the independent consultant, the Committee also considers various analyses, information, and input, which may include:

> Overall operational and financial performance
> Total shareholder return on an absolute and relative basis and stock price performance
> Executive individual performance results relative to their individual financial and strategic goals
> Strategic plan progress and performance relative to annual budget
> Demonstration of behaviors that support our culture and brand
> Executive stock ownership levels
> Qualitative input from the Committee and other independent directors
> External influences, economic conditions and industry factors
> Risk review considerations
> Income tax factors
> Internal equity
> CEO pay ratio
> Compensation trends and best practices
> Advisory Say on Pay voting results

Due to the pandemic and the CEO transition, the Committee endeavored to be particularly attentive to input from internal and external sources in order to have the most comprehensive understanding and communications related to Company performance and executive compensation.

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COMPENSATION DISCUSSION AND ANALYSIS
Benchmarking Analysis - Compensation Peer Group

The Committee considers the structure of compensation programs and pay levels at other publicly traded banks similar in size and business model to Berkshire when evaluating our compensation program. Annually, the Committee’s independent compensation consultant conducts a comprehensive competitive market analysis using the peer group and other industry survey data. The peer group is developed by the consultant in conjunction with management and approved by the Committee as part of our use in analyzing and setting annual salaries and incentive target opportunities. The Committee annually reviews and updates the peer group, as necessary upon recommendation of the compensation consultant. The compensation consultant used the peer group and other published industry surveys to conduct the competitive review in the fall of 2019 as a reference for 2020 pay decisions. They also used peer data and their proprietary banking industry database to share general industry compensation trends.

Peer Group Criteria: In September 2019 the consultant updated the peer group using similar criteria to that used for the 2019 peer group. The result was one bank being eliminated due to acquisition (FCB Financial) and one bank being added (Fulton Financial). Otherwise the peer group was the same as that used in 2018 for 2019 pay decisions. The peer group used for 2020 pay decisions consisted of 24 banks similar in regional location and size. The resulting peer group positioned Berkshire approximately at the median for asset size and is listed below:

Peer	Ticker	Assets[1] ($ in millions)
Ameris Bancorp	ABCB	$18,243
Atlantic Union Bankshares Corporation	AUB	$17,563
BancorpSouth Bank	BXS	$21,053
CenterState Bank Corporation	CSFL	$17,142
Community Bank System, Inc.	CBU	$11,410
Customers Bancorp, Inc.	CUBI	$11,521
First Financial Bancorp	FFBC	$14,512
First Merchants Corporation	FRME	$12,457
First Midwest Bancorp, Inc.	FMBI	$17,850
Fulton Financial	FULT	$21,886
Great Western Bancorp, Inc.	GWB	$12,788
Heartland Financial USA, Inc.	HTLF	$13,210
Home BancShares, Inc.	HOMB	$15,032
Independent Bank Corp.	INDB	$11,395
NBT Bancorp, Inc.	NBTB	$9,716
Old National Bancorp	ONB	$20,412
Renasant Corporation	RNST	$13,401
Simmons First National Corporation	SFNC	$21,259
South State Corporation	SSB	$15,922
TowneBank	TOWN	$11,948
Trustmark Corporation	TRMK	$13,498
United Bankshares, Inc.	UBSI	$19,662
United Community Banks, Inc.	UCBI	$12,916
WesBanco, Inc.	WSBC	$15,720
Median	-	$14,772
Berkshire Hills Bancorp, Inc.	BHLB	$13,216
(1)     Source: FactSet. “Assets” defined as year-end assets as of 12/31/19.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Program Elements and Pay Decisions

Direct compensation consists of three main components: Base Salary, cash based Short-Term Incentive (“STI”), and stock based Long-Term Incentive (“LTI”). Total compensation includes a fourth component of Other Compensation which includes Benefits and Perquisites. Incentive based compensation includes the use of non-GAAP performance measures. For a reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures, please see Appendix A. Compensation program elements and pay decisions are determined in a balanced framework to achieve program objectives.

Base Salary

The Company’s base salary program is designed to provide competitive base pay reflective of an executive’s role, responsibilities, contributions, experience, leadership and performance. Salaries are generally targeted to be within the range of market median and are expected to sufficiently discourage inappropriate risk taking by executives. Salary increases, if any, are effective in January of each year.

2020 Salary Summary. Base salaries are typically reviewed at the beginning of each year based on the Committee’s review of market data, executive performance and internal equity. Increases of 7% were granted to Messrs. Marotta and Moses based on this review. Salaries of other NEO’s were left unchanged from 2019. The Company increased the base salary of Mr. Gray for the time of his responsibilities as Acting President and CEO of the Company following the CEO separation given Mr. Gray's additional duties in his new role while also maintaining his responsibilities as Bank President and Chief Operating Officer. This increased his annualized salary to approximately $718,000 for this six month period, which was similar to the salary of the former CEO and generally consistent with salaries of CEOs of other companies within our peer group.

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COMPENSATION DISCUSSION AND ANALYSIS
Short-Term Incentive Program (STI)

The Company’s short-term incentive compensation program is designed to compensate executives for executing the Company’s strategic plan and achieving critical annual performance goals. The STI program provides meaningful “pay-at-risk” that is earned each year based on performance results. It also seeks to motivate and reward achievement of specific Company, business unit and individual performance goals with competitive compensation when performance goals are achieved; above or below median pay when performance results are above or below goals.

Overview of Process. The Committee sets and approves incentive award targets (defined as a percentage of salary) at the start of each year, based on competitive market data. The incentive pool funding reflects the incentives paid with a goal to fund payouts at target for achieving pre-defined “target” performance goals, but varies based on actual performance, ranging from 0% - 150% of target with no funding below a threshold goal. The maximum award for any participant, in consideration of Corporate and Individual performance is capped at 200% of target. The Company’s executive STI pool includes ten executive and senior managers, including the NEOs.

There were extraordinary uncertainties about the pandemic impact and the incentive goals set earlier in the year would have resulted in a substantial disconnect between the tireless and value-preserving efforts of our executives and their 2020 compensation based on the structure of our incentive plans. The Committee decided to eliminate the opportunity for the performance incentive for the first half of the year, setting this at zero for all NEOs. For the second half of the year, the Committee decided to reset the performance goals and set a cap to fund target opportunities at 50% of the executives’ annual target opportunity (i.e., pro-rated for the second half of the year). The Committee believed this approach recognized the pandemic’s impact on earnings and provided flexibility to the Company to recognize the management team’s performance during a period of unprecedented uncertainty.

The STI pool funding typically is based a formulaic calculation of performance against defined quantitative financial goals, with no qualitative modifiers, although awards are allocated in consideration of individual performance. However, in 2020, due to the effects of the pandemic on our business as well as our leadership transition, the Committee recognized the need to undertake a comprehensive evaluation of performance beyond strictly financial goals. Additionally, the financial goals set by the Committee for the second half of the year were viewed as directional, due to the continued uncertainties about pandemic impacts on public health, economic functioning, and Company operations, as well as uncertainty around government economic support programs and other factors. The Company established seven performance factors which would be the primary focus for evaluating Company performance; these factors are discussed further in the next section below. These factors were not intended to bind or limit the Committee’s considerations of overall performance, but were intended to serve as a framework for the Committee’s evaluation of performance across a spectrum of financial and non-financial metrics.

At year-end, the Committee made a comprehensive assessment of Company performance, including an evaluation of performance in the seven areas established by the Committee. After careful and comprehensive review of performance over multiple meetings, the Committee decided to fund the incentive pool at the reduced target opportunity of 50% of the annual target. This represented the maximum incentive opportunity allowed for the second half of the year, and was a significant reduction of the potential award for any participant under the plan. In essence, the Committee determined that management’s performance met the revised goals for effectively managing the Company through the pandemic, positioning the Company for future success as well as maintaining leadership continuity through the change in the chief executive position. This level of pool funding was equivalent to funding at the level of threshold performance for the full-year program, as consistent in prior years.

Once the pool funding is determined, individual performance is assessed to determine and allocate the actual awards, with additional consideration of other factors such as Company performance shortfalls and/or regulatory and safety and soundness concerns and/or based on risk management considerations. For 2020, each member of the management team remained focused on delivering on our ultimate mission of serving our customers, and each played a critical role in ensuring that, despite the challenges of the pandemic to our business and the overall macroeconomic environment, the Company continued to make progress towards its long-term strategic goals. With that in mind, the Committee determined that pool participants would each receive the 50% opportunity amount (i.e., half of their normal target).

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COMPENSATION DISCUSSION AND ANALYSIS

Target Incentive Opportunities. For 2020, as in the previous year, individual NEO STI targets were established at the beginning of the year and defined as a percent of salary. These percentage targets were determined before the pandemic and were left unchanged from the prior year. Based on the Committee’s decisions at midyear, the final incentive opportunity made available to the NEOs was reduced to half of their annual targets. The table below illustrates the original annual incentive opportunities compared to the reduced targets set by the Committee in June, are expressed as a percentage of salary.

	Original 2020 Annual Incentive	Reduced Opportunity
Role	Target	Maximum
Acting CEO(1)	65%	32.5%
CFO	45%	22.5%
Commercial Banking	45%	22.5%
Consumer Banking	30%	15%
Risk	30%	15%

(1)    Due to the CEO transition, former CEO Marotta forfeited his STI opportunity, which was originally targeted at 75%. President Gray’s original target was 55%, which was subsequently increased to 65% of salary in August 2020 effective with his appointment as Acting CEO.

Performance Factors Considered by the Committee. The seven performance factors defined mid-year to be considered by the Committee in determining the funding of 2020 incentives were as follows:

(1)    Financial Metrics: The Committee identified several financial metrics to be assessed for the second half of the year including: Core Earnings (Core PPNR per Share); Social impact (HMDA Minority Borrower %); Efficiency (Core Efficiency Ratio); Asset Quality (Criticized Assets/(Tier 1 Capital + ACLL); and Core ROA (Core PPNR ROA). In recent years, financial metrics had defined threshold, target and stretch goals that were the sole basis for STI pool funding with no Committee discretion. While pool funding was determined differently in 2020, financial metrics remained as a component of the assessment and targets were identified for the second half of the year, but because public health and operating conditions were uncertain throughout the year, the Compensation Committee determined that the goals for these metrics should be directional in nature.

Metric	Target Performance	Actual Performance
Core PPNR per Share	$1.41	$1.09
HMDA Minority Borrower %	10%	8%
Core Efficiency Ratio	63%	68%
Criticized Assets/Tier 1 Capital + ACLL	20%	28%
Core PPNR/Assets	1.12%	0.88%

These objectives were set in June 2020 based on the information available to the Committee at the time. However, at that time, the pandemic had still not yet peaked, and circumstances continued to change significantly from week-to-week and even day-to-day. The nature of the pandemic has been such that even short-term forecasts have proved difficult, and the expected economic and business conditions the Committee anticipated as it formulated these goals did not materialize.

As a result of these changing business conditions, for the second half of 2020, Company performance did not strictly achieve these revised financial performance goals. Shortfalls in financial performance were partly due to the impact of disease resurgence and delays in federal support programs in the second half of the year. This included a delay in Paycheck Protection Program (“PPP”) loan forgiveness which delayed related revenue recognition into 2021. Business volumes also did not recover as anticipated, as government authorities delayed and/or cancelled planned economic opening phases.

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COMPENSATION DISCUSSION AND ANALYSIS
On the other hand, Management made significant progress throughout the year positioning the Company for future success and accelerating certain strategic initiatives, including adoption of a leading-edge mobile banking account opening technology, completion of a sale agreement for Mid-Atlantic branches, and adoption of a branch consolidation plan for 16 branches. The Committee viewed management’s critical actions in the second half of the year as highly successful in moving the Company forward financially from conditions at midyear and in achieving results in the other performance incentive factors.

(2)    We Continued to Meet the Needs of Our Communities and Customers: The emergence of the pandemic created urgent needs to provide financial assistance to our customers and local community. The Committee primarily focused on loan modifications and Paycheck Protection Program (“PPP”) loans pursuant to emergency government initiatives in March. The Bank developed new procedures and dedicated internal staff to supporting these programs, with the greatest resources required in the second quarter, and then ongoing support was needed in the second half of the year. The Bank originated $708 million in PPP loans, which it viewed as a relatively strong result compared to the industry. Resources in the second half were focused on initiating the processes for loan forgiveness under shifting government guidelines. The Bank originally provided $1.6 billion in loan modifications in accordance with regulatory guidelines, which it viewed strong cooperative support in achieving government objectives for borrowers. These modifications provided short-term relief as businesses adjusted to the shutdowns prevailing in the Bank’s markets, thereby supporting their functioning and employment in their communities. The Bank provided further modifications through the end of the year which gradually became more targeted to COVID-sensitive borrowers, while the majority of borrowers returned to regular payment schedules. Additionally, the Bank provided certain fee waivers and the Company’s foundation provided targeted donations. The Bank managed its branches and customer facing staff to provide continuous availability and service during periods of restricted movement and access in its communities.

(3)    We Increased Loans to Small Businesses. As noted above, Berkshire provided $708 million in PPP loans to support local businesses. 82% of these loans were for less than $150,000, and 58% were for less than $50,000. Total year-end loans outstanding with original amounts of $1 million or less increased by 23% in 2020 to $773 million.

(4) We Increased Loans to Minority-Owned Businesses. Recognizing the unprecedented threat to survival and outsized impact the pandemic was having on Black- and Brown-owned businesses, Berkshire responded with innovative partnerships to deploy capital to the businesses hardest hit and often overlooked by mainstream relief programs. To offer relief, Berkshire Bank partnered with the Black Economic Council of Massachusetts (BECMA) and the Massachusetts LGBT Chamber of Commerce to help stabilize existing Black-owned businesses with low-interest, low barrier-to-entry lines of credit up to $50,000.

(5) We Managed Our Human Capital and Ensured the Health and Safety of Our Employees. Due to the pandemic, the Committee targeted redeployment of resources to areas of high focus, transitioning to a “work from home” culture and providing safe working conditions for front line employees needing to work at Company premises. The previously discussed PPP and loan modification programs involved a significant increase in employees’ workloads and large-scale redeployment of resources in a new remote work environment. Additionally, front line branch and other staff were redeployed to support the call center and other existing distance customer service channels. The Company initially moved 86% of non-branch staff to “work from home” and also flexibly staffed branches depending on public health conditions. Staff remained mostly working from home as of year-end. The Company followed all CDC and local public health regulations and guidance in managing the safety of its premises. In addition, the Company provided extra compensation to staff processing PPP loans, expanded its sick time/sick pay programs, and provided other targeted programs to support employee physical and financial health. There were no programmatic staff furloughs or pay adjustments due to the pandemic.

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COMPENSATION DISCUSSION AND ANALYSIS
(6) We Prudently Managed Our Capital and Liquidity. Capital and liquidity metrics improved during the second half of the year, with this improvement generally exceeding expectations at midyear. This resulted primarily from unanticipated higher levels of deposit demand and lower levels of loan demand. The risk based capital ratio increased to 16.1% from 13.7% during the year, while the use of wholesale funding decreased to 9% of assets from 15%. Management’s strategic balance sheet review begun in 2019 and continuing into 2020 has consistently led to improving capital and liquidity metrics. Management bolstered liquidity in the second quarter of 2020 when financial markets showed signs of instability during the emergence of the pandemic. Management immediately suspended stock repurchases and subsequently reduced the dividend to conform dividend yield and payout to current market conditions. Management accelerated and adjusted capital and liquidity stress analyses, maintaining monthly analyses supporting policy and regulatory objectives to maintain strong metrics even in the case of severely adverse stress projection scenarios.

(7) We Established and Began Implementing Our Post-COVID Operating Plan. In the fourth quarter, management completed an updated three year strategic review based on current forecasts of public health and economic conditions, as well as expectations of continued near-zero interest rate monetary policy over the medium term. Management’s digital banking and branch initiatives announced in the fourth quarter were responsive to the new economic environment and accelerated our response to new customer behaviors and expectations. The plan focuses on strengthening profitability, product offerings, and customer service in core business operations.

Incentive Payout Funding Decision. After careful deliberation over the course of several meetings as well as informal discussions, the Compensation Committee concluded that the achievements mentioned above supported modest short-term incentive compensation for our management team. Accordingly, the Compensation Committee approved a funding opportunity for the STI pool, but with that level capped at a reduced level of 50%. At 50% of target, the STI pool represented the only performance-based compensation earned by management in 2020, as the three-year long-term performance incentives granted in 2018 did not vest in 2020, largely due to the impact of the pandemic. This reduction in performance-based compensation illustrates the Committee’s recognition of the significant contributions of our management team navigating the Company through a challenging year while also maintaining our commitment to aligning pay with performance.

In addition to approving the payout funding, the Committee also considered any risk, regulatory and shareholder concerns and determined that there was no basis for adjusting the pool funding downward in 2020. Enterprise risk and regulatory measures remained appropriate. The Company’s stock price decreased substantially compared to peers due to the decline in its profitability and to investor concerns about the potential for elevated credit losses due to comparatively higher exposure to COVID sensitive industries. The Committee believes that the substantial decrease in incentive compensation earned by management compared to target based on 2020 performance appropriately recognizes the negative relative stock price performance in 2020.

Individual Performance Considerations. As part of its normal process, once funding of the incentive pool is determined, the Committee considers individual performance when allocating incentive payouts. The Committee considered the following NEO contributions when determining the actual incentive awards for the year:

Mr. Gray, Acting President and CEO
•In his new role as Acting President and CEO of the Company, responded to the Board’s CEO succession decisions and stepped up to maintain Company leadership and momentum through the succession process.
•In his ongoing role as Bank President and COO, oversaw the range of Company operating responses during the pandemic.
•Accelerated initiatives for mobile banking, distance customer service, branch consolidations, and mid-Atlantic branch sale agreement
•Oversaw deepening of internal and external cultural and diversity & inclusion initiatives

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Moses, CFO
•Continued balance sheet restructuring initiated in 2019, further strengthening capital and liquidity metrics and providing added support during the pandemic
•Intensified financial stress sensitivity testing to monitor Company capacity to absorb forecast and stress forecast credit losses and financial stresses
•Developed analytics supporting branch consolidation and sale initiatives
•Oversaw implementation of new Current Expected Credit Loss accounting method during unprecedented conditions of change and uncertainty due to the pandemic

Mr. Bacigalupo, SEVP – Commercial Banking
•Shifted commercial teams to give top priority to Paycheck Protection Program loan originations and servicing
•Oversaw proactive outreach to provide initial loan modification relief to $1.6 billion in loans
•Oversaw intensified customer communications to anticipate and address economic impacts on borrowers as the pandemic has continued
•Maintained solid credit performance through processes of credit selection and administration

Mr. Lindenmuth, SEVP – Risk
•Expanded and deepened enterprise risk management processes and regulatory relations
•Generally maintained favorable asset quality metrics and oversaw CECL accounting implementation
•Expanded risk management protocols related to cyber and telecommunications risks during large scale operational adjustments during the pandemic
•Managed compliance oversight through shifting state directives during pandemic response

Ms. Gunsch, SEVP – Consumer Banking
•Oversaw flexible branch and retail channel management during changing conditions of pandemic response
•Maintained safe and responsive working conditions across front line and back office support teams
•Developed detailed plans to support branch consolidations and sales
•Oversaw mortgage and consumer loan modifications and customer communications to mitigate risk in pandemic conditions

2020 Incentive Payout Decision. The Committee considered each executive’s individual performance and contributions during this challenging year. In addition, the Committee wanted to recognize the extraordinary teamwork required for these accomplishments as well as the team’s adaptation following the CEO separation. The coordination of our management team navigating through the exceptional circumstances of the pandemic and leadership transition was an important factor in continuing the momentum of our transformation and positioning the Company for long-term success. As a result, the Committee decided to fund each individual NEO’s STI performance compensation at 50% of target.

48    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Long-term Incentive Plan (LTI)

The Company’s long-term incentive/equity compensation program is designed to align senior executives with long-term interests of the Company and shareholders through stock-based compensation. The program also seeks to provide reward for targeted multi-year performance, encourage stock ownership, and enhance our ability to retain our top performers.

2020 LTI Compensation Summary. As was the case in 2019, the 2020 long-term incentive program was comprised of 60% performance shares that cliff-vest after three years based on pre-defined goals, and 40% time-based restricted shares which vest over three years, with 1/3 vesting at the end of each year. The targeted amounts of compensation in relation to salaries, described in further detail below, were also unchanged in 2020.

LTI Program Overview. Each year in January the Committee determines the terms of the long-term incentive program, including the timing of the awards, the recipients who may be granted awards, the targeted award amounts, and the form and amount of awards granted. These determinations included consideration of peer market data and practices as well as recommendations provided by the compensation consultant.

Long-term incentive awards are intended to:
•Provide a meaningful portion of total compensation in stock-based awards
•Align executives with our shareholders
•Reward long-term performance and avoid excessive risk taking
•Encourage retention of our key senior executives
•Balance compensation rewards with risk through long-term vesting tied to performance

In determining the form and amount of equity grants in January of each year, the Committee considered competitive market practices, including the market range for each position, Company performance and individual performance, expected future contributions by each individual, recommendations from the CEO (for NEOs other than himself) and each NEO’s total compensation, as well as the financial and economic environment and total stock returns. The Committee also considered incentives provided by different award types, shareholder returns, avoiding excessive risk taking and encouraging and maximizing employee retention. As in recent years, the Committee decided that performance shares and time-based restricted stock grants with three-year vesting schedules were the most appropriate form of equity compensation for the long-term incentive grant. The total award granted is split into two components: 60% performance shares and 40% time-based shares.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Targets and Grants. The target long-term incentive compensation is set as a percentage of salary utilizing peer market data and input from the compensation consultant. These target percentages, listed below, were unchanged from the prior year. Actual grant values may be by higher or lower than the target opportunity, to a maximum of up to 150% of the target incentive opportunity, based on the Committee’s assessment of a variety of factors, including Company performance, individual performance, retention considerations and affordability. The table below describes each executive’s target long-term incentive opportunity and actual grant in 2020 as a percentage of salary.

Title	Target Long-Term Incentive Opportunity	Actual Grant
Gray – Acting CEO	80%	91%
CFO(1)	60%	90%
Head of Commercial Banking	60%	No grant
Head of Consumer Banking	40%	53%
Chief Risk Officer	40%	43%
Marotta – Former CEO	105%	105%(2)
(1)    The CFO’s target was based on his 2019 salary before the 2020 salary increase.
(2)    Mr. Marotta's 2020 long-term incentive grant was ultimately forfeited under his Separation Agreement. This grant target was based on his 2019 salary before the 2020 salary increase.

The former CEO’s long-term incentive was forfeited as part of his Separation Agreement. The increased grants to the President and the CFO recognized the strategic restructuring actions initiated in 2019, under which both executives assumed additional responsibilities. The Chief Risk Officer and Head of Consumer Banking also received grants above target to reflect individual performance. No long-term incentive grant was provided to the Commercial Banking head. This reflected changes in planning for compensation objectives for this individual. The Consumer Banking head was granted an incentive of 43% of salary by the President before she was classified as a named executive officer.

Separately from the above, at the time of providing 2021 long-term incentive grants to NEOs in January, an adjustment was made to the grant to the President to recognize his contribution as Acting CEO. This was similar to the proportional changes made to 2020 compensation provided in salary and short-term incentives for the Acting CEO responsibilities.

Vesting

Once the grant value is determined, 60% is granted as performance shares and 40% is granted as time-based restricted stock. Time-based restricted stock vests 1/3 each year over three years. Performance shares cliff-vest at the end of the three-year performance period based on actual performance compared to predefined goals as described below.

Performance Share Metrics and Goals

The performance shares are tied to performance metrics and goals approved by the Compensation Committee in January 2020 for a three-year performance period (i.e., 2020 - 2022). In 2020, the Committee maintained the same two performance goals from 2019: relative Change in Core ROTCE and relative TSR. Each performance metric was assigned a 50% weight for determining future performance against goals. The actual number of performance shares that vest will be determined at the end of the three-year period depending on Company performance against the three-year goals.

Both of the performance measures are relative measures which the Committee believes provide a more objective approach for comparing performance, and in a manner that is consistent with investor views of performance. The Committee also recognizes the challenges in setting three-year absolute targets, particularly during volatile time periods. The first measure, relative Change in Core ROTCE, a relative measure of core return on tangible common equity (“Core ROTCE”) growth, which is one of the most significant financial measures utilized by shareholders in valuing the Company. Positioning this goal as a relative measure incentivizes our NEOs to grow Core ROTCE at a rate that exceeds our peer group, thereby rewarding outperformance.

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COMPENSATION DISCUSSION AND ANALYSIS
The second measure, relative TSR, is formulated to measure our ability to deliver superior share price returns relative to our peer group over the defined three-year time period. The threshold, target, and stretch performance levels are set at 30th percentile, 50th percentile, and 75th percentile for the relative TSR. The relative Change in Core ROTCE targeted performance level requires positive change relative to peers in order to achieve targeted compensation.

Our performance is measured relative to a defined Industry Index comprised of all publicly-traded banks and thrifts between $7B and $30B located in the United States. In order to be counted in these final calculations, a peer company must remain a publicly-traded institution at the end of the performance period. The Committee did not change the index criteria for the 2020 grant from the criteria used for the 2019 grant. The 80 banks used in the index for the 2020 grant are shown in Appendix B.

Based on the composition of our business and customer base, the Company’s results were more sensitive to pandemic conditions in 2020 than its national peers, in part due to the COVID-19 global hotspot that developed in the Company’s local markets early in the pandemic. As a result, our Core ROTCE moved unfavorably compared to peers, rather than improving in-line with the original incentive goal. Similarly, our total stock return moved unfavorably compared to peers. These relative changes will need to be reversed in order for management to achieve any future payouts under the 2019 and 2020 grants.

2018 to 2020 Long-Term Incentive Plan Payout

The 2020 year concludes the performance grant made under the 2018 Long-term Incentive Plan which was established in the first quarter of 2018 and rewards performance results over the three-year period, 2018 to 2020. The final number of shares earned pursuant to those awards was determined based on the Company’s actual results for the three-year period. The payout for the three-year plan constitutes the performance-based compensation actually earned by management for 2018 - 2020 performance.

The framework for establishing specific goals for the 2018 long-term incentive grant was similar to previous years. The goals were based on the Company’s business situation at the beginning of 2018 and the Company’s performance expectations for the next three performance years (i.e., 2018 – 2020). The goals were designed to motivate improved performance, based on absolute and relative considerations. The 2018 grant was the last year that had an absolute performance metric, which was a core EPS target. The relative performance metric was relative Total Stock Return (“TSR”). Performance against each of these metrics is evaluated independently, with the metrics weighted equally at 50% each.

The Company exceeded its earnings objective in 2018 but did not achieve the objective in 2019 or 2020. As a result, there was no compensation earned for the absolute core EPS component of the LTI grant. The pandemic impacts on the credit loss provision and the net interest margin eliminated any possibility that 2020 core EPS would achieve the levels contemplated at the beginning of 2018.

The TSR target in the 2018 LTI grant established the median TSR against peers as the target amount. A 50% threshold payout of the incentive was established based on a three-year TSR equal to the 30th percentile compared to peers. The Company’s three-year TSR was below the 30th percentile relative to the index, largely due to our stock price performance recorded in 2020. As a result, no compensation was earned for this incentive.

Accordingly, based on 2020 events, no compensation was earned for the performance portion of the 2018 LTI grant, which was previously reported as 12% of the NEO compensation in the Summary Compensation table for 2018. The shares related to this compensation were forfeited and returned to the Company’s treasury account. This result aligned with our philosophy and compensation program principles that guide our programs and pay decisions to demonstrate pay-for-performance alignment.

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COMPENSATION DISCUSSION AND ANALYSIS

2018 – 2020 Performance and Payout(1)
	Threshold	Target	Stretch	2018-2020 Result
Core EPS (50%)	$8.37	$8.81	$9.25	$5.71
Relative TSR (50%)	30th percentile	50th percentile	75th percentile	0% percentile
2018 – 2020 LTI Payout	50%	100%	150%	0%
Source: S&P Global Market Intelligence and company data
(1)    For a summary of certain non-GAAP performance measures, please see Appendix A. Core EPS based on amounts originally reported. The measure of core EPS in 2019 and 2020 core measures treat the Company’s national mortgage banking operations as discontinued and non-core. The core measures originally reported in 2018 treated these operations as core.

Benefits and Perquisites

The Company’s benefits program is designed to be competitive and cost-effective. All employees are provided core benefits including medical, retirement, life insurance, paid time off, and leaves of absence. The Company provides NEOs with perquisites and other benefits that the Committee believes are reasonable and consistent with its overall compensation philosophy. The Committee reviews the NEOs’ total benefits package on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.

In 2019, the Company entered into a supplemental executive retirement agreement with Mr. Gray. The Company does not offer other NEOs or any other executive a supplemental retirement arrangement or other non-qualified deferred compensation program. For additional information regarding the supplemental retirement arrangements, please see the section headed “Executive Compensation - Non-qualified Deferred Compensation.”

Some of the Named Executive Officers are eligible for modest perquisites such as automobile allowance, financial planning and membership fees. The Company also maintains a long-term care insurance plan to supplement the Company’s disability plan for Mr. Gray. Overall perquisites are a relatively modest element of the compensation program.

All Other Compensation

All Other Compensation reported in the Summary Compensation Table Includes benefits and perquisites. It also includes compensation earned by Mr. Marotta pursuant to the Separation Agreement. Total NEO compensation reported as All Other Compensation increased largely due to the compensation for Mr. Marotta’s Separation Agreement. There were no major changes in All Other Compensation earned by the four Continuing NEOs in 2020.

All Other Compensation paid to the former CEO totaled $4.1 million in 2020. This included $3.7 million in separation payments pursuant to the Separation Agreement entered into on August 13, 2020. It also included the vesting of $350,000 of retirement benefits scheduled for January 2020, together with other customary benefits and perquisites during his employment in 2020. The Separation Agreement established that this event was deemed a Termination Without Cause within the meaning set forth in Mr. Marotta’s Employment Agreement, which was replaced by the Separation Agreement. In the 2020 proxy statement the estimated compensation payable for this event was $3.7 million in cash severance, $47,000 of in-kind benefits, and $1.5 million in restricted stock vesting. Mr. Marotta forfeited unvested restricted stock in the Separation Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 13, 2021.

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COMPENSATION DISCUSSION AND ANALYSIS
Potential Post Termination or Change in Control Benefits

An important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis of strategic opportunities and to be completely aligned with shareholder interests. Accordingly, we believe that it is in the best interest of the Company and its shareholders to provide our NEOs with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause following a change in control. The Company maintains an employment agreement with its Chief Executive Officer and change in control arrangements with the other NEOs. The employment agreement was intended to ensure that the CEO devotes his energy and attention to the long term interest of the shareholders. The Company does not have any employment agreements with any other NEO or employee.

Since 2009, the Company no longer enters into an employment or change in control agreement that provides for a tax indemnification payment in the event that the payment under the agreement results in additional tax liability under Section 280G of the Internal Revenue Code (a “Tax Indemnification Payment”). However, the Company maintains one legacy change in control agreement, with Mr. Gray, which was entered into in 2007, prior to 2009 change, as part of his change-in-control agreements and which provides for a potential Tax Indemnification Payment. For additional details, please see section titled “Potential Payments upon Termination of Employment or a Change-In-Control” of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS
Additional Compensation Information

Risk Assessment and Related Considerations

The Chief Risk Officer conducts an annual risk review of the Company’s incentive compensation plans (the short-term and long-term incentive plans) as approved by the Committee for all eligible employee within the Company. This review for 2020 reported that the plans fit within established risk parameters and strategic plans. Based on this risk review, the Committee concluded that the incentive compensation plans do not motivate excessive risk taking, and are not reasonably likely to have a material adverse effect on the Company.

The review determines if these plans encourage behaviors that exposed the Company to unacceptable levels of risk. The review evaluates the balance of compensation elements between cash, performance shares, restricted stock grants, fixed versus variable compensation, and long-term versus short-term compensation. The plans consider the level of potential cash incentive compensation as compared to base salary, the focus of individual and corporate goals, as well as the weighting and balance of goals, and internal controls in place to mitigate possible excessive risk taking. Additionally, the plans include mechanisms for “deferral of payment” and/or “forfeiture of payment” relating to ethical business standards and clawback policies, as approved by the Committee, under which the Company may recover and/or revoke payments of incentive compensation attributable to certain trigger events, including employee misconduct and/or financial restatement. In 2020, the review included a focus on pandemic related adjustments to the management of the short-term incentive program.

During 2020 the Committee continued to reinforce its risk-based approach to total compensation in various ways, such as incenting on adjusted core profitability metrics and shareholder return, retaining the risk-based performance measure for Asset Quality and providing risk adjustment features that allows the Committee to reduce incentive awards in light of risk or regulatory concerns. The Committee remains committed to continuing to review and evolve compensation plans and ensure they represent sound and balanced risk management practices. The proper application of risk and governance, within the context of established strategic objectives, remain the driving factors in establishing the incentive compensation plans.

Role of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee. At year-end 2020, the Committee consisted of four members, all of whom are independent. The Chairperson of the Committee regularly reports on material committee actions at Board meetings.

The Committee ensures that the total compensation paid to the senior executives is fair, reasonable and performance-based while aligning with shareholder interests. The Committee is responsible for establishing, implementing and continually monitoring all elements of compensation for the NEOs. Elements of compensation are reviewed individually and in the aggregate, including base salary, annual cash incentives, long-term incentives/equity awards, total direct compensation, and benefits and perquisites. Additionally, the Committee annually reviews its charter, philosophy and executive compensation practices, as well as industry compensation trends and best practices using market data and input from the compensation consultant.

The Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting, compensation or other advisors or consultants as it deems desirable or appropriate. The Committee has direct access to, communicates, and meets regularly with the compensation consultant independently of management.

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COMPENSATION DISCUSSION AND ANALYSIS
The Committee’s major duties and responsibilities are as follows:
•Review and benchmarking of overall compensation, benefit and perquisites
•Review all compensation components for CEO and each NEO
•Evaluate CEO and other NEOs’ individual performance
•Ensure executive overall pay is aligned with corporate performance results
•Review, evaluate and modify as needed, executive compensation plans
•Ensure executives are not encouraged or rewarded for taking excessive risk
•Approve annual cash incentive payments, annual equity grants, and vesting of performance shares for the CEO and other NEOs in accordance with the terms of the Executive Short-Term and Executive Long-Term Incentive Plans
•Provide oversight to ensure compliance with all regulations related to executive compensation
•Approve the annual Compensation Discussion and Analysis
•Participate with the Board in matters relating to management succession

Role of Management. Although the Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management may be requested to attend or provide input to the Committee. Input may be sought from the CEO, President, Chief Human Resources and Culture Officer, Chief Financial Officer, Chief Risk Officer, Investor Relations Officer, or others to ensure the Committee has the information and perspective it needs to carry out its duties.

In particular, the Committee seeks input from the Chief Executive Officer on matters relating to strategic objectives, Company performance goals and annual business plan. In addition, the CEO provides the Committee summaries of senior executive officer performance and recommendations relating to their compensation. The CEO is not present when the Committee discusses his performance and decides on his compensation. The Committee meets with the CEO to present its compensation decisions and discuss the evaluation of his performance.

The EVP/Chief Human Resources and Culture Officer assists the Committee on matters of design, administration and operation of the Company’s compensation programs. The EVP/Chief Human Resources and Culture Officer may be requested, on the Compensation Committee’s behalf, to provide proposals or work with their independent compensation consultant to develop proposals for the Committee’s consideration. The EVP/Chief Human Resources and Culture Officer reports to the Committee directly on such matters. The Committee also receives updates from the Company’s Chief Risk Officer, Chief Financial Officer and Investor Relations Officer throughout the year as appropriate.

Although the senior executives may provide insight, suggestions or recommendations regarding senior executive compensation, they are not present during the Committee’s deliberations or vote. Only Committee members vote on decisions regarding NEO compensation. The Committee regularly meets in executive session without management present.

Role of the Compensation Consultant. The Committee has the authority to retain a compensation consultant to advise on executive compensation matters, as well as access to outside legal counsel and other experts as needed. For 2020, the Committee renewed the engagement with Meridian Compensation Partners, LLC (“Meridian” or “the Consultant”) to serve as independent advisor to the Committee. During 2020, Meridian presented an annual education session to the Committee and responded to other ad hoc requests of the Committee.

The Consultant reported directly to the Committee and carried out its responsibilities to the Committee in coordination with the Company’s Human Resources Department, as requested by the Committee. The Committee Chair has regular contact with the Consultant outside of meetings as appropriate. The Committee has reviewed Meridian’s services and determined that Meridian is independent with respect to SEC standards, as well as Company policy, and provides no other services to the company other than compensation consulting.

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COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation and Governance Policies and Practices

Stock Ownership and Holding Guidelines. The Company maintains Stock Ownership Guidelines for its SEC-reporting senior executives and directors and all other executives, which requires the following minimum investment in Company common stock:

Independent Directors	Four times (4.0x) annual cash retainer
Chief Executive Officer	Four and a half times (4.5x) annual base salary
President and Chief Operating Officer	Three and a half times (3.5x) annual base salary
Senior Executives	Two and a half times (2.5x) annual base salary
Executives	One and a half times (1.5x) annual base salary

Shares that satisfy the stock ownership guidelines include Company stock owned outright and restricted stock whether or not vested. Stock options are not included in calculating ownership until they are converted into actual shares owned.

Newly hired senior executives, executives, directors and current employees of the Company that first become a senior executive, executive, or director are expected to satisfy the stock ownership guidelines within five years, or such other term approved by the Committee, of the date such individual first becomes a senior executive, executive or director. In order to expedite this, a minimum of 50% of shares (net of taxes) will be required to be held upon each vesting until ownership guidelines are met. Senior executives, executives and directors that maintain sufficient stock holdings, but due to an increase in base salary, annual cash retainer, selling Company stock to cover tax withholding or for a reason approved by the Committee, no longer meet the stock ownership guidelines, shall have 18 months to acquire additional Company stock and during this term such individuals will be deemed to satisfy the ownership guidelines.

Stock ownership for senior executives, executives and directors is reviewed annually as part of the annual senior executive performance evaluation process and as part of the Board review. Share holdings are evaluated based on the average stock price for the three-year period prior to the Board’s review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process and the Committee reserves the right to make exceptions as appropriate. The Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors ownership annually. The NEOs and directors comply with the Company’s stock ownership policy within the approved grace period to satisfy the stock ownership and holding guidelines.

Clawback Policy. As a condition to receiving incentive compensation from the Company and Berkshire Bank, each executive officer has signed an agreement whereby the executive officer agrees to reimburse the Company or Berkshire Bank an amount up to the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for performance periods if (1) the Company or Berkshire Bank is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as a result of Financial Misconduct (as determined by the members of the Board of Directors who are considered “independent” for purposes of the listing standards of the NYSE), or as may be required by applicable laws, regulations, NYSE listing standards or as further required under the Company’s policies, as adopted from time to time, or (2) the Company’s Board of Directors determines that the executive officer committed Personal Misconduct (as defined below). For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s long-term and short-term incentive compensation plans, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; (ii) the term executive officer means the CEO and executives who are eligible to receive incentive awards; and (iii) the term Personal Misconduct means fraud, commission of a felony, material violation of any written agreement with or policies of the Company or Berkshire Bank, or any other material breach of fiduciary duty injurious to the Company or Berkshire Bank.

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COMPENSATION DISCUSSION AND ANALYSIS
Impact of Taxation on the Form of Compensation. The Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, the objectives of the executive compensation programs and the Company’s compensation philosophy in structuring compensation programs and making compensation decisions. In general, the Company may not take an annual deduction for NEO compensation in excess of $1 million unless an exception applies. Due to the continued importance and benefit to the Company and our shareholders of awarding compensation that is structured to properly incentivize our executive officers, the Committee believes that it is in our best interests to retain flexibility in awarding compensation, even if some awards may be non-deductible compensation expenses to the Company.

The Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission, and has discussed it with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.
John B. Davies, Chair
J. Williar Dunlaevy
William H. Hughes III
Cornelius D. Mahoney

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Executive Compensation

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Summary Compensation Table

The following table provides the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended December 31, 2020, 2019, and 2018, respectively.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(6) ($)	Total ($)
Sean A. Gray, Acting Chief Executive Officer	2020	621,500	—	500,027	—	201,988	—	169,938	1,493,453
	2019	550,000	—	500,008	—	124,000	—	178,998	1,353,006
	2018	461,225	—	300,033	—	287,448	—	104,053	1,152,759
James M. Moses, Senior Executive Vice President and Chief Financial Officer	2020	430,000	—	360,018	—	96,750	—	45,275	932,043
	2019	400,000	—	250,018	—	105,000	—	38,751	793,769
	2018	375,000	—	200,034	—	209,571	—	35,499	820,104
George F. Bacigalupo, Senior Executive Vice President, Commercial Banking	2020	375,000	—	—	—	84,375	—	80,695	540,070
	2019	375,000	—	225,010	—	115,000	—	51,463	766,473
	2018	350,000	—	80,006	—	195,599	—	55,425	681,030
Gregory D. Lindenmuth, Senior Executive Vice President, Chief Risk Officer(4)	2020	300,000	—	160,024	—	45,000	—	19,214	524,238
	2019	300,000	—	150,016	—	36,750	—	12,949	499,715

Tami Gunsch, Senior Executive Vice President, Consumer Banking	2020	300,000	—	130,003	—	45,000	—	14,860	489,863

Richard M. Marotta, Former Chief Executive Officer	2020	465,577	—	708,750	—	—	—	4,126,799	5,301,126
	2019	675,000	—	804,003	—	206,550	—	446,602	2,132,155
	2018	542,324	—	375,032	—	381,108	—	186,013	1,484,477
(1)The principal positions listed above represent the titles of each of the Named Executive Officers at Berkshire Bank, the wholly owned subsidiary of Berkshire Hills Bancorp, Inc. The principal position of each of the Named Executive Officers at Berkshire Hills Bancorp, Inc. is as follows: Mr. Gray is Acting Chief Executive Officer, Mr. Moses is Senior Executive Vice President and Chief Financial Officer, Mr. Bacigalupo is Senior Executive Vice President and Mr. Marotta is the former President and Chief Executive Officer. Mr. Lindenmuth and Ms. Gunsch are not officers of Berkshire Hills Bancorp, Inc.
(2)The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 and represents an award under the Company’s performance-based, long-term incentive compensation program. Awards consist of restricted stock, a portion of which vest ratably over three years and a portion that vests based on the achievement of certain performance criteria. Since all awards vest after the year in which they are granted, none of the Named Executive Officers recognized any income from the awards in the year they were made. Amounts shown are the aggregate grant date fair value of restricted stock awards, with the grant date fair value based on the closing price of our common stock on the applicable grant date. For those restricted stock awards that are subject to performance conditions, the grant date fair values are based on the outcome of such conditions at target level. Total values for stock awards reported in this table may not match other tables due to rounding. See Note 19 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2020. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2020-2022 performance period assuming maximum level of performance is achieved: Mr. Gray, $450,022; Mr. Moses, $324,004; Mr. Bacigalupo did not receive performance shares; Mr. Lindenmuth , $145,305; Ms. Gunsch, $117,000. For each year shown in the above table, the amounts in the Stock Awards column are determined by multiplying the number of restricted stock awards granted on a particular date by the Company’s stock price on the same grant date, and a breakdown for each individual is as follows:

58    BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

EXECUTIVE COMPENSATION

Number of Restricted Stock Awards Granted
Grant Date	Stock Price	Sean A. Gray	James M. Moses	George F Bacigalupo	Gregory B. Lindenmuth	Tami Gunsch	Richard M. Marotta
January 30, 2020	$29.09	17,189	12,376	—	5,500	4,469	24,364
January 30, 2019	$27.91	17,915	8,958	8,062	5,375		28,807
January 30, 2018	$37.65	7,969	5,313	2,125	—		9,961
(3)    The Supplemental Executive Retirement Agreements do not provide for above-market earnings and therefore amounts are not included in this column.
(4)    Mr. Lindenmuth is a Named Executive Officer for the first time in 2019 and Ms. Gunsch is a Named Executive Officer for the first time in 2020 and, pursuant to SEC rules, compensation for prior years is not required to be report.
(5)    Details of the amounts reported in the “All Other Compensation” column for 2020 are provided in the following table:

Name	401(k) Employer Contribution ($)	Dividends on Restricted Stock ($)	Automobile ($)	Financial Planning ($)	Membership Fees ($)	Long-Term Care Premiums and Imputed Income on Life Insurance ($)	Long-Term Disability* ($)	Other ** ($)	Total ($)
Sean A. Gray	11,400	14,222	15,000	—	—	26,845	2,471	100,000	169,938
James M. Moses	11,400	9,428	15,000	—	6,814	—	2,633	—	45,275
George F. Bacigalupo	9,808	53,198	15,000	475	—	—	2,214	—	80,695
Gregory D. Lindenmuth	11,400	7,347	—	—	—	—	467	—	19,214
Tami Gunsch	10,308	4,052	—	—	—	—	500	—	14,860
Richard M. Marotta	11,400	19,054	—	1,995	—	26,357	17,993	4,050,000	4,126,799
*    Mr. Marotta’s Long Term Disability represents $206 for long term disability insurance, $9,807 for supplemental disability insurance (prorated) and $7,980 as a tax gross up payment on these amounts.
**    The Company credited Mr. Gray and Mr. Marotta’s Supplemental Executive Retirement Agreement account balances with $100,000 and $350,000, respectively, pursuant to the terms of the agreement. For Mr. Marotta, this amount includes a severance payment of $3,700,000 which was paid pursuant to a Separation Agreement entered into on August 13, 2020 between the Company, Berkshire Bank and Mr. Marotta.

59    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

The following table provides information concerning the award opportunities granted to the Company’s NEOs in 2020, and the amounts, if any, that may be paid in future years.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean A. Gray	1/30/2020	—	403,975	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	6,876	200,022
	1/30/2020	—	—	—	5,157	10,313	15,470	—	—
James M. Moses	1/30/2020	—	193,500	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	4,951	144,025
	1/30/2020	—	—	—	3,713	7,425	11,138	—	215,993
George F. Bacigalupo	1/30/2020	—	168,750	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	—	—
Gregory D. Lindenmuth	1/30/2020	—	90,000	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	2,201	64,027
	1/30/2020	—	—	—	1,665	3,300	4,995	—	95,997
Tami Gunsch	1/30/2020	—	90,000	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	1,788	52,013
	1/30/2020	—	—	—	1,341	2,681	4,022	—	77,990
Richard M. Marotta	1/30/2020	—	540,000	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—	9,746	283,511
	1/30/2020	—	—	—	7,310	14,619	21,929	—	425,267
(1)Amount represents awards granted for future payment to the Named Executive Officers under the Short-Term Incentive Plan (STI). For 2020, the STI grant was made at target level only in recognition of the pandemic’s impact on earnings and please see the section titled “Compensation Discussion and Analysis - Short-Term Incentive Compensation” for a discussion of the STI.
(2)Amount shown reflects the number of restricted stock awards, subject to performance-based vesting, that may be earned under the Long-Term Incentive Plan (LTI). Performance below threshold may result in no award payable to the Named Executive Officer. Please see the section titled “Compensation Discussion and Analysis - Long-term Incentive Plan” for a discussion of the LTI.
(3)The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The grant date per share fair value for the restricted stock award was $29.09, which was the closing price of the Company’s stock on the date of grant.

60    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
Employment and Change in Control Arrangements

Employment Agreement.
On January 21, 2021, the Company, the Bank and Mr. Mhatre entered into an employment agreement, effective as of January 29, 2021, in connection with his hiring as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank (the “Employment Agreement”). The term of the Employment Agreement is three years and the term may be extended by mutual consent. The Employment Agreement provides that Mr. Mhatre will receive an annual base salary of $725,000, and the base salary may be increased as the Board deems appropriate. In addition to base salary, the Employment Agreement provides for, among other things, participation in bonus programs and other benefit plans and arrangements applicable to executive employees.

The Bank may terminate Mr. Mhatre’s employment for “cause” (as defined in the Employment Agreement) at any time, in which event he would have no right to receive compensation or other benefits for any period after his termination of employment. Certain events resulting in Mr. Mhatre’s termination of employment entitle him to severance benefits. In the event of Mr. Mhatre’s involuntary termination of employment without “cause” or in the event of a voluntary termination for “good reason” (as defined in the Employment Agreement), Mr. Mhatre would become entitled to a severance payment in the form of a cash lump sum equal to the base salary and the greater of (i) the average cash incentive earned in the prior three years, or (ii) the cash incentive which Mr. Mhatre would have earned during the remaining unexpired term of the agreement. In addition, he and his dependents would become entitled, at no expense to him, to the continuation of non-taxable medical and dental coverage for the remaining unexpired term of the Employment Agreement, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

In the event of a “change in control” (as defined in the Employment Agreement) of the Company or Bank followed within twenty-four months by the executive’s involuntary termination of employment for a reason other than for cause or upon his voluntary termination for good reason, Mr. Mhatre would become entitled to a severance payment in the form of a cash lump sum equal to three times his base salary and three times the greater of the (i) average cash incentive earned in the prior three calendar years, or (ii) the cash incentive that would be paid at target for the fiscal year in which such termination occurs and full vesting of any equity awards. In addition, he would become entitled, at no expense to him, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following his termination of employment, or if the coverage is not permitted by applicable law or if providing the benefits would subject the Bank to penalties, he will receive a cash lump sum payment equal to the value of the benefits.

Upon termination of the executive’s employment (other than following a change in control), he will be subject to certain restrictions on his ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following his termination of employment. The Employment Agreement also includes provisions protecting the Company’s and Bank’s confidential business information. The foregoing is a summary rather than a complete description of the terms of the Employment Agreement and such description is qualified in its entirety by the Separation Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2021.

Change in Control Arrangements.
The Company and Berkshire Bank entered into change in control agreements with Messrs. Gray, Moses, and Bacigalupo. Each change in control agreement has a term of three years and is renewable annually for an additional year at the sole discretion of the boards of directors of the Company and Berkshire Bank. Mr. Lindenmuth and Ms. Gunsch participate in the Berkshire Bank Enhanced Change in Control Severance Plan. See “Potential Payments Upon Termination or Change in Control” for a discussion of the benefits and payments under these agreements.

61    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at December 31, 2020

The following table provides information concerning unvested stock awards for each Named Executive Officer as of December 31, 2020. The NEOs do not hold any stock options.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(7)
Sean A. Gray	1/30/2018	—	—	1,328 (1)	22,735	3,985 (4)	68,223
	1/30/2019	—	—	4,777 (2)	81,782	10,749 (5)	184,023
	1/30/2020	—	—	6,876 (3)	117,717	10,313 (6)	176,559
James M. Moses	1/30/2018	—	—	886 (1)	15,168	2,657 (4)	87,362
	1/30/2019	—	—	2,389 (2)	40,900	5,374 (5)	92,003
	1/30/2020	—	—	4,951 (3)	84,761	7,425 (6)	127,116
George F. Bacigalupo	1/30/2018	—	—	354 (1)	23,279	1,063 (4)	34,951
	1/30/2019	—	—	2,150 (2)	106,038	4,837 (5)	159,041
	1/30/2020	—	—	—	—	—	—
Gregory D. Lindenmuth	1/30/2018	—	—	332 (1)	5,683	—	—
	1/30/2019	—	—	1,433 (2)	24,553	—	—
	1/30/2020	—	—	2,201 (3)	37,681	3,300 (6)	54,926
Tami Gunsch	1/30/2018	—	—	377 (1)	6,454	—	—
	1/30/2019	—	—	1,147 (2)	19,637	2,580 (5)	44,170
	1/30/2020	—	—	1,788 (3)	30,611	2,681 (6)	45,899
Richard M. Marotta	1/30/2018	—	—	—	—	—	—
	1/30/2019	—	—	—	—	—	—
	1/30/2020	—	—	—	—	—	—
(1)Remaining shares granted on January 30, 2018 will vest ratably on each January 30th through 2021.
(2)Remaining shares granted on January 30, 2019 will vest ratably on each January 30th through 2022.
(3)Remaining shares granted on January 30, 2020 will vest ratably on each January 30th through 2023.
(4)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2021 based on the 2018-2020 performance period.
(5)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2022 based on the 2019-2021 performance period.
(6)These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined and vest on the first compensation committee meeting following January 30, 2023 based on the 2020-2022 performance period.
(7)Computed using the fair market value of the shares based on the Company’s closing stock price of $17.12 on December 31, 2020.

62    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises and Stock Vesting

The following table provides information concerning the vesting of restricted stock awards for each Named Executive Officer, on an aggregate basis, during 2020. The NEOs do not hold any stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sean A. Gray	—	—	4,889	142,221
James M. Moses	—	—	2,901	84,390
George F. Bacigalupo (2)	—	—	12,884	169,354
Gregory D. Lindenmuth	—	—	3,299	95,968
Tami Gunsch	—	—	1,296	37,701
Richard M. Marotta	—	—	7,024	204,328
(1)Represents the aggregate value realized in 2020 upon the vesting of restricted stock awards granted in prior years under the Company’s long-term incentive plan and based on the value of the Company’s stock on the applicable vesting dates for each award. The value realized by the NEO upon vesting is also the amount reported as 2020 taxable income.
(2)Mr. Bacigalupo vested in 1,991 shares at $29.09 on January 30, 2020 and 10,893 shares at $10.23 per share on October 1, 2020.

Executive Compensation

Non-qualified Deferred Compensation

The following table provides information for the nonqualified deferred compensation plans in which Sean Gray and Richard Marotta participated in 2020.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in 2019 ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Sean A. Gray	Supplemental Executive Retirement Agreement	100,000	—	450,000
Richard M. Marotta	Supplemental Executive Retirement Agreement	350,000	—	—
(1)Contributions included in the “Registrant Contributions in Last Fiscal Year” column are included as compensation for the Named Executive Officer in the Summary Compensation Table.
(2)Amounts included in the “Aggregate Balance at Last Fiscal Year End” have been reported as compensation for the Named Executive Officer in the Summary Compensation Table. Mr. Marotta’s supplemental executive retirement agreement terminated in connection with the terms of the Separation Agreement that the Company, Bank and Mr. Marotta entered into as of August 13, 2020.

Berkshire Bank and Sean A. Gray entered into a supplemental executive retirement agreement effective as of January 1, 2019. Under the terms of the agreement, Berkshire Bank will credit the account balance with $100,000 commencing on January 1, 2019 and on each January 1st through 2028, provided that the executive is employed with Berkshire Bank on the date of such contribution. Berkshire Bank will make a final contribution as of January 1, 2028 for a total potential contribution of $1.0 million. Mr. Gray is entitled to the value of the vested account balance upon his termination of employment or death. The account balance is subject to a five-year vesting schedule, with 20% of the account balance vesting each year, commencing January 1, 2020 and the executive will be 100% vested on January 1, 2024, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to the Executive or his beneficiary, as applicable. In the event the Executive's employment is terminated within two years following a change in control (as defined in the agreement), an amount equal to $1.0 million will be paid to the Executive in a single payment. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of payments under this agreement. Mr. Marotta’s supplemental executive retirement agreement terminated in connection with the terms of the Separation Agreement that the Company, Bank and Mr. Marotta entered into as of August 13, 2020.

63    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
On April 1, 2021, Berkshire Bank entered into a supplemental executive retirement agreement with Mr. Mhatre. Under the terms of the agreement, Mr. Mhatre is entitled to the value of the vested account balance upon his termination of employment or death. Berkshire Bank will credit the account balance with an annual amount of $125,000 as of April 1, 2021 and each subsequent April 1, commencing April 1, 2022, provided that Mr. Mhatre is employed with the Berkshire Bank on the date of such contribution. The account balance is subject to a five year vesting schedule, with 20% of the account balance vesting each year, commencing on April 1, 2022, subject to full vesting in the event of death, disability or a termination of employment within two years following a change in control. In the event of Mr. Mhatre’s termination of employment for a reason other than for cause prior to normal retirement age (age 65) and in connection with or within two years following a change in control (as defined in the agreement), Mr. Mhatre’s account balance shall become fully vested and the amount of the account balance shall be increased to equal the amount that Berkshire Bank would have otherwise credited Mr. Mhatre’s account through the calendar year in which Mr. Mhatre would have attained normal retirement age. Upon a termination of employment or death, the account balance will be paid in a lump sum payment to Mr. Mhatre or his beneficiary, as applicable.

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the estimated payments that would be made to the NEOs upon termination of employment as of December 31, 2020, pursuant to each executive’s change in control agreement or plan, equity awards, and other benefit plans or arrangements. The amounts shown do not include the executive’s vested account balance in the Bank’s 401(k) Plan, non-qualified deferred compensation plans and the value of continued long-term care insurance, if applicable. The amounts shown relating to unvested restricted stock awards are based on the fair market value of the Company’s common stock on December 31, 2020, which was $17.12. The actual amounts to be paid out can only be determined at the time of such executive’s separation from service with the Company.

The following table provides the estimated amount of compensation payable to Messrs. Gray, Moses, Bacigalupo, Lindenmuth and Ms. Gunsch upon their termination of employment in connection with a change in control. The change in control agreements entered into with the executives do not provide for any severance payments or benefits in the event of a termination of employment that is not in connection with or subsequent to a change in control.

	Sean A. Gray(1)(5)	James M. Moses(2)	George F. Bacigalupo(2)	Gregory D. Lindenmuth(2)	Tami Gunsch(2)
Cash severance	3,150,282	1,870,500	1,631,250	1,170,000	1,195,050
In-kind benefits	45,059	44,069	29,975	18,614	50,030
Restricted stock vesting(3)	651,039	405,436	143,876	196,675	166,098
SERP(4)	880,000	—	—	—	—
(1)Mr. Gray’s change in control agreement provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control, and life insurance and non-taxable medical, dental and disability coverage substantially identical to the coverage maintained for the executive prior to his termination of employment for 36 months following the executive’s termination of employment. The executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreement trigger liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments.” The estimated amount of the tax indemnification payment is $1,693,648 and this amount is not reflected in the above table. Beginning in 2009, the Company determined that it would no longer enter into change in control agreements that provide for a tax gross-up for any taxes as a result of “excess parachute payments” under Section 280G of the Code and Mr. Gray’s change in control agreement was entered into before the Company adopted this position.
(2)The change in control arrangements entered into with Messrs. Moses, Bacigalupo, Lindenmuth and Ms. Gunsch provide that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) in connection with or following a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment equal to three times base salary and cash incentive, plus the annual cash incentive pro-rated through the date of termination, and life insurance and non-taxable medical and dental coverage substantially identical to the coverage maintained for the executive prior to termination of employment for 36 months following termination of employment, with the executive paying his or her share of the premiums. Under the agreements with Messrs. Moses, and Bacigalupo, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” only if such reduction will result in the executive receiving a greater total payment as measured on an after-tax basis, and accordingly, the amount shown in this column may be reduced. The estimated amount of the reduction is $415,853 for Mr. Moses and it is estimated that Mr. Bacigalupo’s payments would not be reduced under this provision. For Mr. Lindenmuth and Ms. Gunsch, severance payments will be reduced to avoid liability under Section 280G of the Code for the excise tax applicable to “excess parachute payments” and it is estimated that Mr. Lindenmuth’s

64    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

EXECUTIVE COMPENSATION
payments and Ms. Gunsch’s payments will be reduced by $261,086 and $16,490, respectively, under this provision. The estimated reductions of severance are not reflected in the above table. None of the change in control arrangements entitle the executives to any tax indemnification payment (a “tax gross-up”) if payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.”
(3)In the event of a change in control of the Company or the Bank, equity awards subject to time-based vesting automatically vest only if an executive experiences a qualifying termination of employment following a change in control (a “double trigger”). The amount shown reflects the value of such awards as well as equity awards subject to performance-based vesting.
(4)The supplemental executive retirement agreement entered into with Mr. Gray provides that upon an involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreement) in connection with or following a change in control of the Company or the Bank, death or disability, the executive would become entitled to a payment in the amount of $1 million. The executive’s benefit is subject to a five year vesting schedule, with twenty percent (20%) of the account vesting each year, commencing on January 1, 2020. The amount shown reflects the non-vested portion that would become vested upon a qualifying termination of employment following a change in control.
(5)To supplement the Bank’s disability programs, the Bank implemented a long-term care plan (“LTC Plan”) in 2015. Mr. Gray participates in the LTC Plan. Mr. Gray will become vested upon the earliest of  (i) the executive attaining age 62 with ten years of service; (ii) the executive attaining age 55 with 20 years of service; (iii) a change in control; (iv) or disability. Once vested, an individual and his spouse are generally eligible for long-term care benefits during their lifetime, at no cost to the covered individual, and with the Bank paying the cost of such coverage. The above table does not reflect the value of such continued coverage.

On August 13, 2020, the Company, Bank and Richard M. Marotta entered into a Separation Agreement under which the Bank will pay Mr. Marotta $4,700,000, less legally required withholdings, with $3,700,000 paid to Mr. Marotta in August 2020 and $1,000,000 payable on March 1, 2021. In addition, Mr. Marotta and his dependents remain eligible to participate in the non-taxable medical and dental insurance programs offered by the Bank to its employees for thirty-two (32) months, at no cost to Mr. Marotta, and Mr. Marotta and his spouse were made one-hundred percent (100%) vested in the Bank’s Long-Term Care Insurance.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our median compensated employee and the annual total compensation of Sean A. Gray, our Acting CEO as of December 31, 2020.

The 2020 annual total compensation of our median employee, other than Mr. Gray, was $50,874 and the 2020 annual total compensation of Mr. Gray, as reported in the 2020 Summary Compensation Table, was $1,493,453. Based on this information, for 2020 we estimate the ratio of the annual total compensation of Mr. Gray to the annual total compensation of our median employee was 29 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In accordance with Item 402(u), we identified our median employee based on compensation paid during 2020 to all our employees, other than Mr. Gray, who were employed by us on December 31, 2020. For the 2020 proxy statement, we determined the 2020 annual total compensation of our median employee based on total cash compensation, which included base pay, commissions and bonuses, and we included all employees, whether employed on a full-time, part-time or seasonal basis, and no full-time equivalent adjustments were made for part-time employees. We then identified and calculated the elements of this employee’s total compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of Mr. Gray, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table, which is included in this Proxy Statement.

The SEC’s rules regarding the identification of the median compensated employee and the process of the calculating the pay ratio, allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

65    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Life is exciting. Let us help.

The Board of Directors recommends ratification of the Audit Committee’s appointment of Crowe LLP as our independent registered public accounting firm for fiscal year 2021.

Background. The Company’s independent registered public accounting firm (“Accounting Firm”) for the year ended December 31, 2020 was Crowe LLP (“Crowe”). The Audit Committee has appointed Crowe as the independent registered public accounting firm for the year ending December 31, 2021, subject to ratification by the shareholders at the annual meeting. A representative of Crowe is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

Shareholder ratification of the appointment of Crowe is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of the Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the ratification of the appointment of the firm is not approved by a majority of the votes cast by shareholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2021 FISCAL YEAR.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting and managing compensation of the accounting firm and overseeing its work. The Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the Accounting Firm. This process is intended to ensure that the accounting firm does not provide any non-audit services that are prohibited by law or regulation. Requests for services by the Accounting Firm must be specific as to the particular services to be provided for compliance with the auditor services policy. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the years ended December 31, 2020 and 2019, respectively, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2020 and 2019, respectively, by Crowe:

Fees	2020	2019
Audit Fees(1)	$1,552,000	$1,482,000
Audit-Related Fees(2)	119,000	290,000
Tax Fees(3)	249,000	274,000
All Other Fees	—	—
(1)    Includes fees for audit of the financial statements and internal control over financial reporting, as well as quarterly reviews. For 2020, fees included work performed for the adoption of ASC 2016-13. For 2019, fees included work performed around the Company's acquisition of SI Financial Group, Inc.
(2)    Fees in 2020 relate to HUD audit, 401(k) plan audit, and S-3 filings. Fees in 2019 relate to First Choice Loan Services stand-alone subsidiary audit, HUD audit, 401(k) plan audit, S-4s related to the Savings Institute Acquisition, and S-8 filings.
(3)    Fees in 2020 and 2019 consist of tax return and estimated payment preparation services.

66    BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM | AUDIT COMMITTEE REPORT

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process, and for preparing the Company’s consolidated financial statements (“financial statements”). The Company’s independent registered public accounting firm performs an independent audit of the financial statements and issues an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles. The Accounting Firm also issues an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee meets with the Accounting Firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee reviewed and discussed the financial statements with management. Management has represented that these statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting, as well as the certifications of the CEO and CFO.

The Audit Committee has reviewed and discussed the financial statements with the Accounting Firm, and has discussed matters required to be discussed under the applicable standards of Public Company Accounting Oversight Board, including Auditing Standard No. 1301, Communications with Audit Committees. These matters include the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee also discussed with the Accounting Firm the overall scope and plans for its audit.

The Audit Committee has received and discussed the written disclosures and the letter from the Accounting Firm as required by the Public Company Accounting Oversight Board regarding the Accounting Firm’s communications with the Committee concerning the Accounting Firm’s independence. The Audit Committee considered, among other factors, the non-audit services provided by the Accounting Firm, in concluding that the firm is independent.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. It relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Accounting Firm that, in its report, expresses an opinion on the fairness and conformity of the financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee’s processes do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to shareholder ratification, the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Audit Committee of the Board of Directors of Berkshire Hills Bancorp, Inc.

David Brunelle, Chair
Baye Adofo-Wilson
Sylvia Maxfield
Jonathan L. Shulman

67    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership

Five-Percent Shareholders

The following table provides information as of March 25, 2021, with respect to persons known by the Company to be the beneficial owners of 5% or more of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investing power. Percentages are based on 50,989,349 shares outstanding at March 25, 2021.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,508,273(1)	14.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	5,236,947(2)	10.3%
Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	3,365,540(3)	6.6%
(1)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on January 26, 2021.
(2)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 10, 2021.
(3)Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 12, 2021.

68    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership of Directors and Executive Officers

The following table provides information about the shares of Company common stock that are owned by each director or nominee for director of the Company, by NEOs and the aggregate number of shares owned by all directors, nominees for director and Named Executive Officers as a group as of March 25, 2021. A person may be considered to own any shares of common stock over which they have, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown and none of the shares has been pledged. The number of shares and options exercisable within 60 days owned by all directors, nominees for director and Named Executive Officers as a group totaled 0.9% of our outstanding common stock as of March 25, 2021. Each director, nominee for director, and Named Executive Officer owned less than 1.0% of our outstanding common stock as of that date. Percentages are based on 50,989,349 shares outstanding at March 25, 2021. The correspondence address for each individual is 60 State Street, Boston, Massachusetts 02109.

Name	Number of Shares Owned (Excluding Options)(1)	Options Exercisable Within 60 Days	Total
Directors
Baye Adofo-Wilson	5,685	—	5,685
Rheo A. Brouillard(2)	36,344	—	36,344
David M. Brunelle(3)	11,406	—	11,406
Robert M. Curley	25,279	—	25,279
John B. Davies(4)	42,689	—	42,689
J. Williar Dunlaevy(5)	83,546	—	83,546
William H. Hughes III	5,685	—	5,685
Cornelius D. Mahoney	18,685	—	18,685
Sylvia Maxfield(7)	4,500	—	4,500
Nitin J. Mhatre	16,617	—	16,617
Laurie Norton Moffatt	13,787	—	13,787
Jonathan L. Shulman(7)	4,750	—	4,750
D. Jeffrey Templeton	23,776	—	23,776
Named Executive Officers Who Are Not Directors
George F. Bacigalupo	48,280	—	48,280
Sean A. Gray	81,744	—	81,744
Tami Gunsch	23,471	—	23,471
Gregory D. Lindenmuth	15,899	—	15,899
James M. Moses	17,989	—	17,989
All Named Executive Officers and Directors, and Nominees for Directors as a Group (18 persons)	480,132	—	480,132
(1)This column includes the following shares held in trust for such directors and Named Executive Officers:

69    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Shares of Granted but Unvested Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan
Directors
Baye Adofo-Wilson	4,699	—
Rheo A. Brouillard(2)	4,699	—
David M. Brunelle(3)	4,699	—
Robert M. Curley	4,699	—
John B. Davies(4)	4,699	—
J. Williar Dunlaevy(5)	4,699	—
William H. Hughes III	4,699	—
Cornelius D. Mahoney	4,699	—
Sylvia Maxfield(7)	4,162	—
Nitin J. Mhatre	16,617	—
Laurie Norton Moffatt	4,699	—
Jonathan L. Shulman(7)	4,162	—
D. Jeffrey Templeton	4,699	—
Named Executive Officers Who Are Not Directors
Sean A. Gray	20,842	2,408
James M. Moses	10,720	—
George F. Bacigalupo	6,504	584
Gregory D. Lindenmuth	5,079	5,365
Tami Gunsch	5,831	582
(2)    Includes 5,693 shares held in Mr. Brouillard’s ESOP account, 2,255 shares held in Mr. Brouillard’s individual retirement account, 431 shares held by Mr. Brouillard’s spouse and 1,276 shares held in Mr. Brouillard’s spouse’s individual retirement account.
(3)     Includes 4,000 shares held in Mr. Brunelle’s individual retirement account.
(4)    Includes 16,729 shares held in Mr. Davies’ individual retirement account.
(5)     Includes 5,226 shares held in Mr. Dunlaevy’s individual retirement account and 8,457 shares held by Mr. Dunlaevy’s spouse.

70    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Berkshire’s common stock that you owned as of the close of business on March 25, 2021. As of the close of business on March 25, 2021, a total of 50,989,349 shares of Company common stock was outstanding. Each share of common stock owned by a shareholder has one vote.

The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Ownership of Shares; Attending the Meeting

You may own shares of Berkshire Hills in one of the following ways:
•Directly in your name as the shareholder of record;
•Indirectly through a broker, bank or other holder of record in “street name”; or
•Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan, or through the trust that holds restricted stock awards issued to directors and employees under our equity plans, or through the Savings Institute Bank and Trust Company Employee Stock Ownership Plan

If your shares are registered directly in your name, you are the holder of record of these shares. As the holder of record, you have the right to give your proxy directly to us, either through voting by mail, the Internet, or telephone, or to vote at the virtual annual meeting. To vote at the meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2021 and providing your sixteen digit control number.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If you hold your shares indirectly in street name and want to vote your shares of Berkshire’s common stock held in street name at the virtual annual meeting, you will need to access the meeting through the internet by visiting www.virtualshareholdermeeting.com/BHLB2021 and providing your sixteen digit control number provided to you by your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either via the virtual annual meeting or by proxy. At this year’s annual meeting, shareholders will elect certain directors as proposed. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. However, if a director is elected by a plurality but less than a majority of the votes cast for such director, such director must submit their resignation to the Board of Directors, which resignation may then be accepted or rejected by the Board following a review by the Corporate Governance/Nominating Committee.

In voting on the non-binding proposal to give advisory approval of our executive compensation, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or the Board of Directors.

71    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

In voting on the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Crowe as our independent registered public accounting firm for fiscal year 2020, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals. Applicable rules determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The NYSE allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. The NYSE currently considers the ratification of our independent auditors (Proposal 3) as a routine matter. Your broker, therefore, may vote your shares in its discretion on this routine matter if you do not instruct your broker how to vote on it. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. The NYSE does not consider the election of directors or compensation matters to be routine (Proposals 1 and 2). Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to the election of directors and the Company’s executive compensation, unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these non-routine matters is counted.

How We Count Votes. If you return valid proxy instructions or attend the virtual annual meeting, we will count your shares to determine whether there is a quorum, even if you abstain from voting. A broker non-vote occurs when a broker returns a proxy to the Company and the proxy reflects a vote on routine Company proposals but does not reflect a vote on non-routine Company proposals. Broker non-votes will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to give advisory approval of our executive compensation and to ratify the selection of the independent registered public accounting firm, we will not count abstentions or broker non-votes as votes cast on these proposals. Therefore, abstentions and broker non-votes will have no impact on the outcome of these proposals.

Solicitation of Proxies. The Company will bear the entire cost of soliciting proxies from you. In addition, we will request that banks, brokers and other holders of record send notice of the annual meeting to the beneficial owners of Berkshire Hills Bancorp, Inc. common stock and secure their voting instructions, if necessary.

How to Vote

We are making our proxy materials available to our shareholders on the Internet. You may read, print and download our 2020 Annual Report to Shareholders and our proxy statement at www.proxyvote.com or through the Investor Relations tab of our website at ir.berkshirebank.com. On April 9, 2021, we began mailing a notice to shareholders containing instructions on how to access our proxy materials and vote online. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by email. Requests for printed copies of materials must be received by May 6, 2021.

You may vote your shares by Internet, by telephone, by regular mail or at the virtual annual meeting. Each of these voting options is described in the notice or in the proxy materials. You should vote using the Internet or telephone voting options - or request, complete and return a paper proxy card - in order to ensure that your vote is counted at the annual meeting, or at any adjournment of the annual meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1, “FOR” the advisory, non-binding resolution to approve our executive compensation as described in this proxy statement, and “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

72    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | INFORMATION ABOUT VOTING

To access your proxy materials and vote online, please visit www.proxyvote.com and follow the on-screen instructions. The notice previously provided to you contains the necessary codes required to access materials and vote online or by telephone. If you wish to vote by telephone, please call 1-800-690-6903 using a touch-tone phone and follow the prompted instructions. You may also vote by mail by requesting a paper proxy card using the instructions provided in the notice. Finally, you may vote at the virtual annual meeting.

If you hold your shares indirectly in street name, your broker, bank or other nominee is the holder of record and you are the beneficial owner of the shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote by filling out a voting instruction form. Your broker, bank or other nominee may allow you to provide voting instructions by telephone or by the Internet in addition to by mail. Please see the form provided by your broker, bank or other nominee.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares at the virtual annual meeting. Attendance at the annual meeting will not in itself constitute revocation of your proxy. You may advise the Company’s Corporate Secretary of your revocation in writing to Berkshire Hills Bancorp, Inc. at 60 State Street, Boston, Massachusetts 02109, in care of Wm. Gordon Prescott, Corporate Secretary.

Holders of Non-Vested Restricted Stock Awards. If you have been granted a restricted stock award under the 2013 Equity Incentive Plan or 2018 Equity Incentive Plan (collectively referred to as the “Equity Plan”), you have received a notice containing instructions on how to access these proxy materials and how to vote your unvested shares of Berkshire’s common stock subject to the restricted stock award under the Equity Plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the Equity Plan, a participant is entitled to direct the trustee how to vote the unvested shares of restricted Berkshire’s common stock awarded to him or her. The trustee will vote the shares of Berkshire’s common stock held in the Equity Plan Trust in accordance with instructions it receives from you and other stock award recipients. The trustee will vote all shares for which it does not receive timely instructions from stock award recipients in the same proportion for which the trustee received voting instructions. Your voting instructions must be received by May 13, 2021.

Participants in the Berkshire Bank 401(k) Plan. If you invest in Berkshire ‘s common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you have received a notice containing instructions on how to access these proxy materials and how to vote all shares you may vote under the 401(k) plan. The notice also provides instructions on how you can request a paper copy of these proxy materials and a proxy card. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to their account. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions. Your voting instructions must be received by May 13, 2021.

Participants in the Savings Institute Bank and Trust Company Employee Stock Ownership Plan. The plan trustee will manage the appropriate communications and take the appropriate actions under the plan for the voting of the plan shares.

73    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

Other Information Relating to Directors and Executive Officers

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company identified one delinquent Section 16(a) report during 2020, as Director Davies was overdue by one day in filing one Form 4 related to acquisition transactions.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors of the Bank at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. For the 2020 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations, except as described in the next paragraph.

Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and their related interests, exceeds $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

74    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION | OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVES

Procedures Governing Related Persons Transactions

We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons. Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
•the Company is, will, or may be expected to be a participant; and
•any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:
•any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
•any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;
•any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;
•any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;
•any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and
•any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Audit Committee. In connection with its review, the Audit Committee will consider all relevant factors, including:
•whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•the size of the transaction and the amount of consideration payable to the related person;
•the nature of the interest of the related person;
•whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and
•whether the transaction involves the provision of goods and services to the Company that are available and from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate. If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.

75    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

ADDITIONAL INFORMATION

Submission of Business Proposals and Shareholder Nominations

The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s 2022 annual meeting no later than December 10, 2021. If next year’s annual meeting is held on a date more than 30 calendar days from May 20, 2022, a shareholder proposal must be received by a reasonable time before the Company begins to distribute its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained through the Investor Relations tab of our website at ir.berkshirebank.com.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. All communications from shareholders and other interested parties should be addressed to Berkshire Hills Bancorp, Inc., 60 State Street, Boston, Massachusetts 02109. Communications to the Board of Directors should be in the care of Wm. Gordon Prescott, Corporate Secretary. Communications to individual directors should be sent to such directors at the Company’s address. Shareholders who wish to communicate with a committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to J. Williar Dunlaevy, the Chairperson of the Board of Directors of the Company. The Corporate Governance/Nominating Committee determines, in its discretion, whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending notice of the annual meeting to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. Innisfree M&A, Incorporated has been retained to assist in the solicitation of proxies for the 2021 Annual Meeting of Shareholders at a fee of approximately $50,000 plus associated costs and expenses.

The Company’s Annual Report to Shareholders is available at www.proxyvote.com and also through the Investor Relations tab of our website at ir.berkshirebank.com. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement. You and others who share your address may receive only one notice of the annual meeting at your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. This consolidated method of delivery will continue unless one or more of the shareholders listed at the same address notifies us that they would like to receive individual copies of proxy materials. Shareholders who participate in householding will continue to receive separate proxy cards or notices that include each shareholder’s unique control number for voting the shares held in each account. Registered shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Broadridge by calling 1-866-540-7095, or send a written request to our Corporate Secretary at the address of our principal office. Beneficial shareholders may request information about householding from your bank, broker or other holder of record. Whether or not you plan to attend the annual meeting, please vote through the Internet, by telephone, or by requesting a paper proxy card.

Other Matters

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

76    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Appendix A

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Summary and Reconciliation of Certain Non-GAAP Financial Measures

This appendix contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP performance measures are referred to as “adjusted” in the Company’s Annual Report on Form 10-K, and are identified either as “core” or “adjusted” in this document. These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition of the Company. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information, which is included in the Company’s Form 10-K. A reconciliation of non-GAAP financial measures to GAAP measures is provided below, as well as definitions for certain non-GAAP financial measures referenced in the proxy statement. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP adjusted earnings can be of substantial importance to the Company’s results for any particular period. The Company’s non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company’s GAAP financial information.

Core earnings (also referred to as core net income) is defined as GAAP net income less net non-core charges. Net non-core charges are the after-tax amount of revenues and expenses which are deemed by the Company as not related to normalized operations. These include net losses/(gains) on securities, goodwill impairment, net gains on the sale of business operations, merger costs, and restructuring costs, and designated dispute settlement costs. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

As shown in the Company’s financial statements, these measures are shown net of discontinued national mortgage banking operations for comparison purposes. The Company designated these operations as discontinued in 2019. References to original non-GAAP financial measures in 2018 in the Compensation Discussion and Analysis refer to the measures originally published in those years, before these operations were designated as discontinued.

Core EPS is a non-GAAP measure defined as core net income as a percentage of average diluted shares outstanding during the period.

Efficiency ratio is a non-GAAP measurement defined as adjusted non-interest expense as a percentage of adjusted total revenue, excluding also amortization of intangibles and reflecting tax credit adjustments.

Core return on assets is a non-GAAP measure defined as core net income as a percentage of total average assets.

Core Pre-Tax Pre-Provision Net Revenue (“Core PPNR”) is a non-GAAP measure defined as core earnings before credit loss provision expense and tax expense. Related measures are Core PPNR per Share and Core PPNR/Average Assets. For the second half of 2020, GAAP EPS was $0.72 and Core PPNR per Share was $1.09. GAAP ROA was 0.65% and Core PPNR ROA was 0.88%. The efficiency ratio was 68%. A reconciliation of quarterly earnings measures is contained in the fourth quarter 2020 earnings release filed with the SEC on Form 8-K on January 26, 2021.

A-1    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

APPENDIX A

The Company views measures related to core earnings and core PPNR as important to understanding its operating trends, particularly due to the impact of accounting standards related to merger and acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company’s performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees, and systems conversion costs. Restructuring costs primarily consist of the Company’s continued effort to create efficiencies in operations through calculated adjustments to the branch banking footprint. Expense adjustments include variable rate compensation related to non-operating items.

The following table summarizes the reconciliation of non-GAAP items recorded for the time periods indicated:

(Dollars in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
GAAP Net income	$(533,017)	$97,450	$105,765
Non-GAAP measures
Adj: Net loss/(gain) on securities, net	7,520	(4,389)	3,719
Adj: Goodwill impairment	553,762	—	—
Adj: Acquisition, restructuring and other	4,599	28,046	21,671
Adj: Loss from discontinued operations before income taxes	26,855	5,539	4,767
Adj: Deferred tax writedown and related expense	—	—	—
Adj: Income taxes	(29,342)	(7,799)	(7,102)
Net non-operating charges	563,394	21,397	23,055
Core net income (non-GAAP)	$30,377	$118,847	$128,820

Total revenue	$379,483	$490,490	$469,235
Total non-interest expense	863,488	336,626	310,371
Pre-tax, pre-provision net revenue (PPNR)	$(484,005)	$153,864	$158,864

Total revenue from continuing operations	$383,089	$449,260	$430,524
Total non-interest expense from continuing operations	840,239	289,857	266,893
Pre-tax, pre-provision net revenue (PPNR) from continuing operations	$(457,150)	$159,403	$163,631

Total core revenue	$389,369	$444,871	$433,783
Core non-interest expense	280,638	261,811	244,762
Core pre-tax, pre-provision net revenue (PPNR)	$108,731	$183,060	$189,021

(dollars in millions, except share related data)
Total average assets - GAAP	$12,861	$12,961	$11,769
Total average shareholders’ equity - GAAP	1,421	1,694	1,546
Average diluted shares outstanding - GAAP (thousands)	50,308	49,421	46,231
Earnings per share, diluted	$(10.60)	$1.97	$2.29
Plus: Net adjustments per share, diluted	11.20	0.43	0.50
Core earnings per share, diluted	0.60	2.40	2.79
PPNR per common share, diluted	(9.62)	3.11	3.44
Core PPNR per common share, diluted	2.16	3.70	4.09
Performance Ratios
GAAP return on assets	(4.15)%	0.75%	0.90%
Core return on assets	0.24	0.93	1.12
GAAP return on equity	(37.50)	5.75	6.84
Core return on equity	2.14	7.01	8.33
PPNR/assets	(3.76)	1.19	1.35
Core PPNR/assets	0.85	1.41	1.61
Efficiency ratio	68.53	55.63	53.64
Supplementary Data (dollars in thousands)
Intangible amortization	6,181	5,783	4,934
Fully taxable equivalent income adjustment	6,402	7,451	7,423

A-2    BERKSHIRE HILLS BANCORP, INC. | 2021 Proxy Statement

Appendix B

Life is exciting. Let us help.

Long Term Incentive Compensation Component Industry Index

Ameris Bancorp	ABCB	Independent Bank Corp.	INDB
Axos Financial, Inc.	AX	Independent Bank Group, Inc.	IBTX
Banc of California, Inc.	BANC	International Bancshares Corporation	IBOC
BancFirst Corporation	BANF	Investors Bancorp, Inc.	ISBC
BancorpSouth Bank	BXS	LegacyTexas Financial Group, Inc.	LTXB
Bank of Hawaii Corporation	BOH	MB Financial, Inc.	MBFI
Bank OZK	OZK	Mercantile Bank Holding Corporation	AMTB
Banner Corporation	BANR	NBT Bancorp Inc.	NBTB
Boston Private Financial Holdings, Inc.	BPFH	Northwest Bancshares, Inc.	NWBI
Brookline Bancorp, Inc.	BRKL	OceanFirst Financial Corp.	OCFC
Cadence Bancorporation	CADE	Old National Bancorp	ONB
Capitol Federal Financial, Inc.	CFFN	Opus Bank	OPB
Cathay General Bancorp	CATY	Pacific Premier Bancorp, Inc.	PPBI
CenterState Bank Corporation	CSFL	PacWest Bancorp	PACW
Chemical Financial Corporation	CHFC	Park National Corporation	PRK
Columbia Banking System, Inc.	COLB	Pinnacle Financial Partners, Inc.	PNFP
Commerce Bancshares, Inc.	CBSH	Prosperity Bancshares, Inc.	PB
Community Bank System, Inc.	CBU	Provident Financial Services, Inc.	PFS
Customers Bancorp, Inc.	CUBI	Renasant Corporation	RNST
CVB Financial Corp.	CVBH	S&T Bancorp, Inc.	STBA
Eagle Bancorp, Inc.	EGBN	Sandy Spring Bancorp, Inc.	SASR
First Bancorp	FBP	ServisFirst Bancshares, Inc.	SFBS
First Busey Corporation	BUSE	Simmons First National Corporation	SFNC
First Commonwealth Financial Corporation	FCF	South State Corporation	SSB
First Financial Bancorp.	FFBC	TCF Financial Corporation	TCF
First Financial Bankshares, Inc.	FFIN	Texas Capital Bancshares, Inc.	TCBI
First Hawaiian, Inc.	FHB	TFS Financial Corporation (MHC)	TFSL
First Interstate BancSystem, Inc.	FIBK	TowneBank	TOWN
First Merchants Corporation	FRME	Trustmark Corporation	TRMK
First Midwest Bancorp, Inc.	FMBI	UMB Financial Corporation	UMBF
Flagstar Bancorp, Inc.	FBC	Umpqua Holdings Corporation	UMPQ
Fulton Financial Corporation	FULT	Union Bankshares Corporation	UBSH
Glacier Bancorp, Inc.	GBCI	United Bankshares, Inc.	UBSI
Great Western Bancorp, Inc.	GWB	United Community Banks, Inc.	UCBI
Hancock Whitney Corporation	HWC	United Financial Bancorp, Inc.	UBNK
Heartland Financial USA, Inc.	HTLF	Washington Federal, Inc.	WAFD
Hilltop Holdings Inc.	HTH	Webster Financial Corporation	WBS
Home BancShares, Inc.	HOMB	WesBanco, Inc.	WSBC
HomeStreet, Inc.	HMST	Western Alliance Bancorporation	WAL
Hope Bancorp, Inc.	HOPE	WSFS Financial Corporation	WSFS

B-1    BERKSHIRE HILLS BANCORP, INC. | 2020 Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Summary Annual Report are available at www.proxyvote.com.

D46153-P50311

BERKSHIRE HILLS BANCORP, INC.
Annual Meeting of Shareholders
May 20, 2021 at 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting of David M. Brunelle, J. Williar Dunlaevy, William H. Hughes III and Laurie Norton Moffatt or any of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BHLB2021 at 10:00 A.M. Eastern Time, on Thursday, May 20, 2021 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such meeting as follows:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" all the nominees for Directors listed in proposal 1 and "FOR" each of the other proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting, Annual Report including audited financial statements and a Proxy Statement dated April 9, 2021.

Continued and to be signed on reverse side

BERKSHIRE HILLS BANCORP, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BHLB2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46152-P50311 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BERKSHIRE HILLS BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	Baye Adofo-Wilson	08)	William H. Hughes III
02)	Deborah P. Bailey	09)	Sylvia Maxfield
03)	Rheo A. Brouillard	10)	Nitin J. Mhatre
04)	David M. Brunelle	11)	Laurie Norton Moffatt
05)	Robert M. Curley	12)	Jonathan I. Shulman
06)	John B. Davies	13)	Michael A. Zaitzeff
07)	J. Williar Dunlaevy		

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2.	To consider a non-binding proposal to give advisory approval of Berkshire's executive compensation as described in the Proxy Statement.	☐	☐	☐
3.	To ratify the appointment of Crowe LLP as Berkshire's Independent Registered Public Accounting firm for fiscal year 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date